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                                                                 EXHIBIT 4.07(b)





                           SECOND AMENDED AND RESTATED
                               SECURITY AGREEMENT

                            dated as of July 21, 1995

                                 by and between

                                LDI CORPORATION,
                                 as the Grantor

                                       and

                             SOCIETY NATIONAL BANK,
                     in its capacity as the Collateral Agent


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                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1 DEFINITIONS .........................................................................................   3

SECTION 2 CONFIRMATION AND GRANT OF SECURITY INTEREST; COLLATERAL; EXCLUDED COLLATERAL.........................  15
         (a) Confirmation of Security Interest.................................................................  15
         (b) Grant of Security Interest; Collateral............................................................  15
         (c) Excluded Collateral...............................................................................  20

SECTION 3 THE GRANTOR TO REMAIN LIABLE.........................................................................  22

SECTION 4 BANK ACCOUNTS .......................................................................................  22
         (a) Types of Bank Accounts............................................................................  22
         (b) Collateral Lockboxes and Collateral Lockbox Accounts..............................................  22
         (c) Location of Mandatory Bank Accounts...............................................................  23
         (d) Collateral Agent Powers...........................................................................  23
         (e) Bank Accounts; Collateral Lockbox Account Letters.................................................  23
         (f) Account Debtors...................................................................................  24
         (g) Authorization.....................................................................................  24
         (h) Bank Accounts.....................................................................................  24
         (i) Maximum Permitted Amount..........................................................................  25

SECTION 5 [INTENTIONALLY OMITTED]..............................................................................  25

SECTION 6 NON-RECOURSE FINANCING...............................................................................  25
         (a) CXC Accounts and Funds............................................................................  25
         (b) Other Non-Recourse Accounts and Funds.............................................................  25
         (c) Notice and Release of Collateral For Non-Recourse
              Debt Transaction.................................................................................  26

SECTION 7 MARKING AND DELIVERY OF COLLATERAL...................................................................  27
         (a) Marking of Collateral.............................................................................  27
         (b) Upon Event of Default.............................................................................  27

SECTION 8 REPRESENTATIONS AND WARRANTIES.......................................................................  28
         (a) Location of Business and Collateral...............................................................  28
         (b) Pledged Shares....................................................................................  28
         (c) Ownership/Title to Collateral.....................................................................  29
         (d) Possession........................................................................................  29
         (e) Collateral........................................................................................  29
         (f) Approval; Consents................................................................................  29
         (g) Accounts, Accounts Receivables and General Intangibles............................................  30
         (h) Authorization; Enforceability.....................................................................  31
         (i) Solvency..........................................................................................  31
         (j) Leases............................................................................................  32
         (k) Inventory.........................................................................................  33
         (l) MRK Secured Note..................................................................................  33

SECTION 9 GENERAL COVENANTS REGARDING COLLATERAL...............................................................  33
         (a) Financing Statements, Etc.........................................................................  33
         (b) Further Assurances................................................................................  34


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
         (c) Statements and Schedules..........................................................................  34
         (d) Compliance with Laws..............................................................................  35
         (e) Identification of Leases and Chattel Paper........................................................  35

SECTION 10 COVENANTS REGARDING COLLATERAL
         EQUIPMENT AND COLLATERAL INVENTORY....................................................................  36
         (a) Location of Collateral Equipment..................................................................  36
         (b) Maintenance of Collateral Equipment and Collateral Inventory......................................  36
         (c) Payment of Taxes..................................................................................  36
         (d) Location of Collateral Inventory..................................................................  36

SECTION 11 COVENANTS REGARDING INSURANCE.......................................................................  37
         (a) Maintenance of Insurance..........................................................................  37
         (b) Grantor to Take Required Action...................................................................  37
         (c) Notice of Claims..................................................................................  38
         (d) Deposit of Proceeds...............................................................................  38
         (e) Settlement of Claims and Release of Proceeds......................................................  38
         (f) Aircraft Insurance................................................................................  38

SECTION 12 COVENANTS REGARDING ACCOUNTS AND ACCOUNTS
         RECEIVABLE............................................................................................  39
         (a) Records...........................................................................................  39
         (b) Notice to Account Debtors.........................................................................  39
         (c) Verifications.....................................................................................  39
         (d) Limitations on Modifications of Accounts..........................................................  40
         (e) Schedule of Accounts and Accounts Receivable......................................................  40

SECTION 13 ADDITIONAL COVENANTS................................................................................  40
         (a) No Transfer of Collateral.........................................................................  40
         (b) Proceeds of Sale..................................................................................  41
         (c) Pledged Shares....................................................................................  41
         (d) Payment of Obligations............................................................................  41
         (e) Limitation of Liens on Collateral.................................................................  41
         (f) Compliance with Terms.............................................................................  41
         (g) MRK Secured Note..................................................................................  42
         (h) Further Indemnification...........................................................................  42
         (i) Maintenance of Records............................................................................  42
         (j) Special Collateral................................................................................  42
         (k) Performance by the Collateral Agent of the Grantor's Obligation...................................  43
         (l) Maintenance and Repairs of Aircraft...............................................................  43
         (m) Aircraft Registration.............................................................................  45

SECTION 14 VOTING RIGHTS; DIVIDENDS; ETC.......................................................................  46
         (a) Upon Event of Default.............................................................................  46
         (b) After Event of Default............................................................................  46

SECTION 15 COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.........................................................  46
         (a) Appointment of Collateral Agent...................................................................  46
         (b) Ratification of Actions...........................................................................  48
         (c) Duties of Collateral Agent........................................................................  48
         (d) Additional Authority Upon Event of Default........................................................  48

SECTION 16 THE COLLATERAL AGENT................................................................................  48


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
SECTION 17 EVENTS OF DEFAULT...................................................................................  49

SECTION 18 REMEDIES............................................................................................  50
         (a) Set-Off...........................................................................................  50
         (b) Rights and Remedies...............................................................................  51
         (c) Treatment of Payments.............................................................................  52
         (d) Disposition of Payments...........................................................................  52

SECTION 19 INDEMNITY AND EXPENSES..............................................................................  52
         (a) Indemnification...................................................................................  53
         (b) Reimbursement of Expenses.........................................................................  53

SECTION 20 SECURITY INTEREST ABSOLUTE..........................................................................  54

SECTION 21 REGISTRATION RIGHTS.................................................................................  54

SECTION 22 AMENDMENTS; ETC.....................................................................................  55

SECTION 23 NOTICES ............................................................................................  55

SECTION 24 CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.....................................................  57

SECTION 25 GOVERNING LAW; TERMS; WAIVER OF DEFAULTS............................................................  57

SECTION 26 REINSTATEMENT ......................................................................................  57

SECTION 27 INTERPRETATION......................................................................................  58
         (a) Incorporation of Recitals.........................................................................  58
         (b) Headings; Language................................................................................  58
         (c) Severability......................................................................................  58
         (d) No Waiver; Cumulative Remedies....................................................................  58
         (e) Conflicts or Inconsistency........................................................................  59
         (f) Execution in Counterparts; Amendment and Restatement..............................................  59

SECTION 28 WAIVER OF JURY TRIAL................................................................................  59

SECTION 29 RELEASE.............................................................................................  60


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                                    SCHEDULES

SCHEDULE I        MANDATORY BANK ACCOUNTS
SCHEDULE II       PERMITTED BANK ACCOUNTS
SCHEDULE III      SPECIAL PERMITTED BANK ACCOUNTS
SCHEDULE IV       INTELLECTUAL PROPERTY
SCHEDULE V        PLEDGED SHARES/PLEDGED DEBT
SCHEDULE VI       BANK ACCOUNTS
SCHEDULE VII      GRANTOR'S LOCATIONS
SCHEDULE VIII     LOCATION OF COLLATERAL
SCHEDULE IX       LEASES
SCHEDULE X        AIRCRAFT AND ENGINES
SCHEDULE XI       AIRCRAFT INSURANCE

                                    EXHIBITS

EXHIBIT I         FORM OF COLLATERAL LOCKBOX ACCOUNT LETTER
EXHIBIT II        FORM OF NOTICE TO RELEASE CXC FUNDS
EXHIBIT III       FORM OF NOTICE TO RELEASE NON-RECOURSE LENDER FUNDS

EXHIBIT IV        FORM OF NOTICE OF NON-RECOURSE FINANCING
EXHIBIT V         FORM OF NON-RECOURSE DEBT RELEASE
EXHIBIT VI        CASH COLLATERAL AND ACCOUNT MAINTENANCE AGREEMENT
EXHIBIT VII       FORM OF SUBORDINATION AGREEMENT
EXHIBIT VIII      FORM OF SWEEP AGREEMENT

                           SECOND AMENDED AND RESTATED
                               SECURITY AGREEMENT

                  THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT ("Agreement") is made as of July 21, 1995 (the "Agreement Date") by LDI CORPORATION, a Delaware corporation (the "Grantor"), in favor of SOCIETY NATIONAL BANK, in its capacity as collateral agent as hereinafter provided (the "Collateral Agent") and amends and restates in its entirety the Amended and Restated Security Agreement, dated as of July 29, 1994 (the "Amended and Restated Security Agreement"), executed by the Grantor in favor of Continental Bank (now known as Bank of America Illinois) the predecessor to Society National Bank as collateral agent.

                                    RECITALS:

                  A. The Grantor has previously executed the following agreements: (i) that certain Second Amended and Restated Credit Agreement, as amended (the "Second Amended and Restated Credit Agreement"), dated as of July 29, 1994, among the Grantor, National City Bank ("NCB"), Society National Bank ("Society") and Continental Bank N.A., now known as Bank of America Illinois ("Bank of America Illinois") as co-agents and the various financial institutions which are parties thereto (the "Existing Bank Lenders"); and (ii) that certain Note Purchase Agreement, as amended (the "1989 Note Purchase Agreement") with Northwestern National Life Insurance Company ("Northwestern"), Northern Life Insurance Company ("Northern"), American Investors Life Insurance Company ("American"), Confederation Life Insurance Company ("Confederation") and Beneficial Standard Life Insurance Company ("Beneficial," and collectively with Northwestern, Northern, American and Confederation, the "Northwestern Lenders"), dated as of August 1, 1989, with respect to $20,000,000 9.96% Senior Notes Due 1995.

                  B. As a condition precedent to the effectiveness of the Second Amended and Restated Credit Agreement, and the Letter Amendment, dated as of July 29, 1994, among the Grantor and the Northwestern Lenders, the Grantor executed and delivered that certain Amended and Restated Security Agreement, dated as of July 29, 1994 (the "Amended and Restated Security Agreement") in favor of Continental Bank (now known as Bank of America Illinois), as collateral agent for the various financial institutions parties to the Second Amended and Restated Credit Agreement and the Subject Lenders as defined in that certain Intercreditor Agreement, made as of July 29, 1994, by and among the Grantor and the financial institutions parties thereto, which Amended and Restated Security Agreement, among other things, reaffirmed, ratified, and confirmed the security interests, pledge and Liens granted by the Grantor pursuant to the terms of that certain Security Agreement, dated as of May 2, 1994, executed by the Grantor in favor of Continental Bank as collateral agent and the various financial institutions identified therein (the "May 1994 Security Agreement").

                  C. Pursuant to that certain Appointment of Successor Collateral Agent under Security Agreements, effective as of November 21, 1994, Society was appointed as successor Collateral Agent to Bank of America Illinois under the Amended and Restated Security Agreement.

                  D. Pursuant to that certain Third Amended and Restated Credit Agreement, dated as of the date hereof (the "Third Amended and Restated Credit Agreement"), by and among the Grantor, NCB and Society, each in its capacity as agent (individually, in such capacity, a "Co-Agent" and collectively, in such capacities, the "Co-Agents"), NCB in its capacity as Administrative Agent (the "Administrative Agent"), the Existing Bank Lenders and the Northwestern Lenders (collectively with the Co-Agents, the "Lenders"), the Grantor and the Lenders have agreed to amend and restate the indebtedness represented by the Second Amended and Restated Credit Agreement and the 9.96% Senior Notes Due 1995.

                  E. It is a condition precedent to the effectiveness of the Third Amended and Restated Credit Agreement that the Grantor execute and deliver this Agreement in order to, among other things, reaffirm, ratify, confirm, and continue the security interests, pledge and Liens granted pursuant to the terms of the May 1994 Security Agreement and the Amended and Restated Security Agreement, and to amend and restate the Amended and Restated Security Agreement.

                  F. Concurrently with the execution and delivery of this Agreement, the Collateral Agent, the Grantor and the Lenders (together with each of the other financial institutions which are or may become parties thereto) are executing and delivering the Amended and Restated Intercreditor Agreement, dated the date hereof (as such agreement may hereafter be amended, modified, supplemented or restated, the "Intercreditor Agreement"), pursuant to which the Lenders shall, among other things, define certain of their rights and remedies with respect to the Third Amended and Restated Credit Agreement and this Agreement.

                  G. The Lenders appointed Society as Collateral Agent (as successor to Continental Bank, now known as Bank of America Illinois) under the Amended and Restated Security Agreement and are hereby reaffirming their appointment of Society as Collateral Agent thereunder and hereunder.

                  NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants herein contained and in order to induce the Lenders to enter into the Third Amended and Restated Credit Agreement, the Grantor hereby agrees with the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent

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

and the Co-Agents and the ratable benefit of the Lenders that the Amended and Restated Security Agreement be, and the same hereby is, amended and restated in its entirety to read as set forth above and as follows:

         SECTION 1  DEFINITIONS.

         In addition to the terms defined elsewhere herein, the following terms, shall be a part of this Agreement, and except where the context otherwise requires, shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                  "Account" shall mean any "account" as such term is defined in
         Section 1309.01(A)(15) of the UCC.

                  "Account Collateral" shall have the meaning ascribed to such term in Section 2(b) hereof.

                  "Account Debtor" shall mean any "account debtor" as such term is defined in Section 1309.01(A)(1) of the UCC.

                  "Account Receivable" shall mean any right to payment arising out of, or relating to, or in connection with (a) any Account; (b) the use, sale, lease or disposition of Inventory or goods (including, without limitation, all Accounts, accounts receivable, other receivables, contract rights, Chattel Paper, Instruments, Documents, notes, and other forms of obligations now owned or hereinafter received or acquired by or belonging or owing to the Grantor, whether arising out of the sale, rental or lease of Inventory or goods); (c) any amount payable by any person to the Grantor in connection with the Grantor's purchase, acquisition or leasing of Inventory; (d) any amounts payable under any of the General Intangibles; and (e) any or all of the Grantor's rights in, to and under all purchase orders or receipts now owned or hereinafter acquired by it and all of the Grantor's rights to any goods represented by any of foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

                  "Administrative Agent" shall have the meaning ascribed to such term in the preamble hereto, and includes each successor who shall act as Administrative Agent.

                  "Agreement Date" shall have the meaning ascribed to such term in the preamble hereof.

                  "Aircraft" shall mean (a) the Airframes; (b) the Engines; and
         (c) any and all manuals, logbooks, flight records, maintenance records, and other historical records or information of the Grantor relating to the foregoing item (a) and/or item (b).

                  "Airframe" shall mean those certain airframes identified on
         Schedule X attached hereto and incorporated herein by this reference, together with any and all parts, appliances, components, instruments, accessories, accessions, attachments, equipment, or avionics (including, without limitation, radio, radar, navigation systems, or other electronic equipment) installed in, appurtenant to, or delivered with or in respect of such airframes.

                  "Amended and Restated Security Agreement" shall mean that certain Security Agreement dated as of July 29, 1994, executed by the Grantor in favor of Continental Bank as collateral agent for the various financial institutions identified therein.

                  "Applicable Law" shall mean, in respect of any person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such person, now in effect or as hereafter amended, modified, enacted or in effect, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the person in question is a party or by which it or any of its property is bound from time to time.

                  "Authorized Signatory" shall mean the president, the chief financial officer and such other specified officers or other senior personnel of the Grantor as may be duly authorized and designated in writing by resolution of the board of directors of the Grantor to execute documents, agreements, certificates and instruments on behalf of the Grantor.

                  "Bank of America Illinois" shall have the meaning ascribed to such term in Paragraph A of the Recitals.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

                  "Business Day" shall have the meaning ascribed to such term in the Third Amended and Restated Credit Agreement.

                  "Cash Collateral and Account Maintenance Agreement" shall mean that certain Cash Collateral and Account Maintenance Agreement, made as of July 21, 1995, among Society, NCB and Grantor, substantially in the form of Exhibit VI attached hereto.


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

                  "Cash Equivalent Investment" shall mean overnight investment of funds in a manner and in amounts satisfactory to the Collateral Agent and the Required Lenders.

                  "Chattel Paper" shall mean any "chattel paper" as such term is defined in Section 1309.01(A)(2) of the UCC.

                  "Co-Agents" shall have the meaning ascribed to such term in Paragraph D of the Recitals, and includes each successor who shall act as a Co-Agent.

                  "Collateral" shall have the meaning ascribed to such term in
         Section 2(b) hereof.

                  "Collateral Agent" shall have the meaning ascribed to such term in the preamble hereto, and includes each successor who shall act as Collateral Agent.

                  "Collateral Insurance Claim" shall mean any claim which relates to reimbursement for damage to or loss of the Collateral and arises under the insurance policies required by this Agreement, the Third Amended and Restated Credit Agreement, the Debt Documents or the Loan Documents (as defined in the Third Amended and Restated Credit Agreement).

                  "Collateral Lockbox" shall mean a Lockbox maintained by a Collateral Lockbox Bank for the purpose of receiving payments of proceeds of Collateral, or such other post office box or mailing location utilized for a similar purpose as the Grantor and a Collateral Lockbox Bank may agree upon from time to time.

                  "Collateral Lockbox Account" shall mean each account (i) designated by the Collateral Agent from time to time; (ii) maintained with a Collateral Lockbox Bank for the purposes described in this Agreement, including without limitation, the purposes set forth in
         Section 4 hereof, (iii) in which the Collateral Agent has a first priority perfected Lien; (iv) over which the Collateral Agent has exclusive control and dominion; and (v) with respect to which the Grantor has no right to withdraw funds.

                  "Collateral Lockbox Account Letters" shall mean the letters in the form and content of Exhibit I attached hereto and as more fully described in Section 4(f) hereof.

                  "Collateral Lockbox Bank" shall mean each and every Lender which maintains a Collateral Lockbox Account.

                  "Computer Hardware and Software" shall mean all computer hardware and software in all its forms (including, but not limited to, (a) all computer and other electronic data processing hardware, whether now owned, licensed or leased or hereafter acquired by the Grantor, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, mask rights, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (b) all software programs, whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above, including, without limitation, operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by the Grantor; and (d) all documentation for such hardware, software and firmware described in the preceding clauses (a),
         (b) and (c), whether now owned, licensed or leased or hereafter acquired by the Grantor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes).

                  "Computer Systems" shall mean LDI of Ohio, Inc., f/k/a LDI Computer Systems, Inc., a wholly-owned subsidiary of the Grantor.

                  "Contracts" shall mean (a) all contracts, undertakings or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) relating to the Collateral, and (b) all "contract rights," as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, relating to the Collateral.

                  "CXC" shall mean CXC Incorporated, a Delaware corporation, together with its permitted successors and assigns pursuant to the terms of the Lease Receivables Transfer Agreement.

                  "CXC Agent" shall mean Citicorp North America, Inc., together with its permitted successors and assigns pursuant to the terms of the Lease Receivables Transfer Agreement.

                  "CXC Equipment Collateral" shall have the meaning ascribed to such term in the CXC Intercreditor Agreement.

                  "CXC Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of July 29, 1994, by and among the Grantor, CXC Agent and Continental Bank (now known as Bank of America Illinois) as predecessor collateral agent to the Collateral Agent.

                  "CXC Funds" shall have the meaning ascribed to such term in
         Section 6(a) hereof.

                  "CXC Lockbox" shall mean a Lockbox maintained by a CXC Lockbox Bank for the purpose of receiving payments made by Obligors of Transferred Lease Receivables for subsequent deposit into a related CXC Lockbox Account, or such other post office box or mailing location utilized for a similar purpose as the Grantor and the CXC Agent may agree upon from time to time pursuant to the Lease Receivable Transfer Agreement.

                  "CXC Lockbox Account" shall mean a Lockbox Account maintained with a CXC Lockbox Bank for the purpose of depositing payments made by the Obligors of Transferred Lease Receivables in connection with the CXC Transaction, or such other account or accounts utilized for a similar purpose as the Grantor and the CXC Agent may agree upon from time to time pursuant to the Lease Receivables Transfer Agreement.

                  "CXC Lockbox Bank" shall mean a Lockbox Bank at which a CXC Lockbox Account is maintained, or such other bank or financial institution or entity utilized for a similar purpose as the Grantor and the CXC Agent may agree upon from time to time pursuant to the Lease Receivables Transfer Agreement.

                  "CXC Transaction" shall mean the transactions contemplated by the Lease Receivables Transfer Agreement and the Lease Receivables Purchase and Contribution Agreement.

                  "Debt Documents" shall mean each and every of the following: this Agreement, the Third Amended and Restated Credit Agreement, the Notes, the Intercreditor Agreement, the CXC Intercreditor Agreement and the Loan Documents (as defined in the Third Amended and Restated Credit Agreement).

                  "Default" shall mean any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

                  "Deposit Accounts" shall mean any "deposit account" as such term is defined in Section 1309.01(A)(5) of the UCC.

                  "Documents" shall mean any "document" as such term is defined in Section 1309.01(A)(6) of the UCC.

                  "Equipment" shall mean any "equipment" as such term is defined in Section 1309.07(B) of the UCC, and include, without limitation, all machinery, equipment, furnishings, fixtures, and computers and other electronic data processing and other office equipment and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "Engines" shall mean those certain aircraft engines identified on Schedule X attached hereto and incorporated herein by this reference, and any other aircraft engines which either now or in the future are installed on, appurtenant to, or delivered with or in respect of any Airframe, together with any and all parts, appliances, components, accessories, accessions, attachments or equipment installed on, appurtenant to, or delivered with or in respect of such engines. The term "Engines" shall also refer to any replacement aircraft engine which the Grantor is required or permitted, under this Agreement, to install upon any Airframe and as to which the Grantor complies with each of the applicable requirements contained in this Agreement.

                  "Event of Default" shall have the meaning ascribed to such term in Section 17 hereof.

                  "Excluded Collateral" shall have the meaning ascribed to such term in Section 2(c) hereof.

                  "Existing Bank Lenders" shall have the meaning ascribed to such term in Paragraph A of the Recitals.

                  "FAA" shall mean the United States Federal Aviation Administration, or any successor or replacement administration or governmental agency having the same or similar authority and responsibilities.

                  "Fixtures" shall mean any "fixture" as such term is defined in
         Section 1309.32 of the UCC.

                  "General Intangibles" shall mean any "general intangible" as such term is defined in Section 1309.01(A)(16) of the UCC.

                  "General Non-Recourse Lender Account" shall mean an account in which the Collateral Agent has no Lien and which is maintained at NCB for the purpose of receiving CXC Funds and Non-Recourse Lender Funds as more fully described in Section 6 hereof, provided, however, that (a) the only deposits into any such account are Excluded Collateral or the Proceeds of Excluded Collateral, and (b) the deposits made into any such account shall not consist of any Collateral nor any Proceeds of Collateral nor the proceeds of any loans, advances or other credit facilities made by any Lender under the Third Amended and Restated Credit Agreement.

                  "Geneva Convention" shall mean the Convention on the International Recognition of Rights in Aircraft made at Geneva, Switzerland on June 19, 1948 (effective 17 September 1953), together with the necessary enacting rules and regulations promulgated by any particular signatory country.

                  "Grantor" shall mean LDI Corporation, a Delaware corporation.

                  "hereby," "herein," "hereof", "hereunder" and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

                  "Instruments" shall mean any "instrument" as such term is defined in Section 1309.01(A)(9) of the UCC, other than instruments or writings that constitute, or are part of a group of instruments or writings that constitute, Chattel Paper.

                  "Intercreditor Agreement" shall have the meaning ascribed to such term in Paragraph F of the Recitals.

                  "Inventory" shall mean any "inventory" as such term is defined in Section 1309.07(D) of the UCC.

                  "LDI Funding" shall mean LDI Lease Receivables Funding Corp., a Delaware corporation and a wholly-owned subsidiary of the Grantor.

                  "Lease" shall mean a lease agreement between the Grantor and any Obligor for the lease of any Equipment.

                  "Lease Collateral" shall have the meaning ascribed to such term in Section 8(j) hereof.

                  "Lease Receivable" shall mean with respect to any Lease at any time, all periodic installments of rent then or thereafter payable by the Obligor under such Lease, together with all supplemental or additional payments required by the terms of such Lease with respect to insurance, maintenance, ancillary products and services and other specific charges, excluding any such payments or charges which constitute sales or other taxes or the price for a purchase option occurring at the end of the term of such Lease.

                  "Lease Receivables Purchase and Contribution Agreement" shall mean the Lease Receivables Purchase and Contribution Agreement, dated as of October 7, 1994, between LDI Funding and the Grantor, as amended, modified or supplemented from time to time as permitted by the CXC Intercreditor Agreement.

                  "Lease Receivables Transfer Agreement" shall mean the Lease Receivables Transfer Agreement, dated as of October 7, 1994, by and among LDI Funding, CXC and the CXC Agent, as amended, modified or supplemented from time to time as permitted by the CXC Intercreditor Agreement.

                  "Lenders" shall have the meaning ascribed to such term in Paragraph D of the Recitals.

                  "Lessee Collateral" shall mean all security interests or liens, and property subject to such security interests or liens, and all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements from time to time granted by or entered into by the lessees or any other person (other than the Grantor) under the Transferred Leases to secure or support the payment of the lessees' obligations under the Transferred Leases, including all UCC financing statements covering the Lessee Collateral.

                  "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

                  "Lockbox" means a post office box or other mailing location maintained by a Lockbox Bank for the purpose of receiving payments made by obligors for subsequent deposit into a related Lockbox Account.

                  "Lockbox Account" means a demand deposit account or other collection account maintained with a Lockbox Bank or Collateral Lockbox Bank, as the case may be, for the purpose of depositing payments made by the obligors.

                  "Lockbox Bank" means a bank or credit union at which a Lockbox Account is maintained.

                  "Mandatory Bank Account" shall mean each deposit account or other account: (a) which is maintained by the Grantor at a bank or other financial institution which is a Lender; (b) with respect to which the Grantor has executed and delivered to the Collateral Agent a duly executed Sweep Agreement; and (c) which is either (i) in the case of those deposit or other accounts identified on Schedule I attached hereto, a deposit account or other account in which the Collateral Agent has a first priority Lien, or (ii) in the case of each other deposit account or other account, a deposit account or other account in which the Collateral Agent has a first priority perfected Lien.

                  "May 1994 Security Agreement" shall have the meaning ascribed to such term in Paragraph B of the Recitals.

                  "MRK Secured Note" shall mean that certain Secured Subordinated Promissory Note dated May 31, 1994 in the original principal amount of Two Million Dollars ($2,000,000) executed by MRK Computer Systems, Inc., an Ohio corporation, now by merger MRK Technologies, Ltd., an Ohio L.L.C., ("MRK"), and payable to the order of the Grantor.

                  "NCB" shall mean National City Bank, in its individual capacity.

                  "1989 Note Purchase Agreement" shall have the meaning ascribed to such term in Paragraph A of the Recitals.

                  "Non-Recourse Debt" shall mean (i) any debt of the Grantor and/or its Subsidiaries for which neither the obligee nor any other person has any legal recourse against the Grantor or any of its Subsidiaries, other than to certain specified collateral which shall have been pledged by the Grantor or its Subsidiaries in connection with the incurrence thereof, (ii) the debt of the Grantor under the Sanwa Lease Pooling Arrangement, (iii) the debt of LDI Lease Funding Corporation ("LDI Lease Funding") under the lease pooling arrangement described in the Amended and Restated Credit Agreement, dated as of November 16, 1990, between LDI Lease Funding and The Dai-Ichi Kangyo Bank, Ltd., Chicago Branch, and (iv) any debt of the Grantor and/or its Subsidiaries similar to the debt described in (ii) and (iii) above which has been approved and consented to by the Required Lenders.

                  "Non-Recourse Lender" shall mean a lender of Non-Recourse
         Debt.

                  "Non-Recourse Lender Funds" shall have the meaning ascribed to such term in Section 6(b) hereof.

                  "Non-Recourse Lockbox" shall mean a Lockbox maintained by a Non-Recourse Lockbox Bank for the purpose of receiving payments made by Obligors of Transferred Lease Receivable for subsequent deposit into a related Non-Recourse Lockbox Account, or such other post office box or mailing location utilized for a similar purpose as the Grantor and the agent for the applicable Non-Recourse Lenders may agree upon from time to time.

                  "Non-Recourse Lockbox Account" shall mean a Lockbox Account maintained with a Non-Recourse Lockbox Bank for the purpose of depositing payments made by the Obligors of Transferred Lease Receivables, or such other account or accounts utilized for a similar purpose as the Grantor and the agent for the applicable Non-Recourse Lenders may agree upon from time to time.

                  "Non-Recourse Lockbox Bank" shall mean a Lockbox Bank at which a Non-Recourse Lockbox Account is maintained, or such other bank or financial institution or entity utilized for a similar purpose as the Grantor and the agent for the applicable Non-Recourse Lenders may agree upon from time to time.

                  "Non-Recourse Obligor" shall mean any Non-Recourse Lender obligated in respect of a Lease Receivable pursuant to a Lease other than the Lessor or vendor of the Inventory or Equipment covered thereby.

                  "Northwestern Lenders" shall have the meaning ascribed to such term in Paragraph A of the Recitals.

                  "Note" shall mean each promissory note executed by the Grantor pursuant to the terms of the Third Amended and Restated Credit Agreement.

                  "Notice to Release CXC Funds" shall have the meaning ascribed to such term in Section 6(a) hereof.

                  "Notice to Release Non-Recourse Lender Funds" shall have the meaning ascribed to such term in Section 6(b) hereof.

                  "Obligations" shall mean any and all existing and future liabilities, indebtedness and obligations (including without limitation, all Obligations (as defined in the Third Amended and Restated Credit Agreement) including all indebtedness represented by each of the Revolving Notes (as defined in the Third Amended and Restated Credit Agreement)), and other payment obligations of the Grantor owing from time to time to each and every present or future Lender, Co-Agent or the Collateral Agent under the Third Amended and Restated Credit Agreement or any Debt Document, and to the present or future Collateral Agent under any of the Loan Documents (as defined in the Third Amended and Restated Credit Agreement), including without limitation, all fees, costs, expenses, court costs, attorneys' fees and expenses, and the like covered by any of the foregoing; provided, however, Obligations shall not include the principal and interest indebtedness represented by the Term Notes (as defined in the Third Amended and Restated Credit Agreement) and amounts constituting the Development Fee (as defined in the Third Amended and Restated Credit Agreement).

                  "Obligor" shall mean any party obligated in respect of a Lease Receivable pursuant to a Lease other than the lessor or vendor of the Inventory or Equipment covered thereby.

                  "Permitted Bank Account" shall mean each deposit account or other account: (a) which is maintained by the Grantor at a bank or other financial institution which is not a Lender; (b) with respect to which the Grantor has executed and delivered to the Collateral Agent a duly executed Sweep Agreement; and (c) which is either (i) in the case of those deposit accounts or other accounts identified on Schedule II attached hereto, a deposit account or other account in which the Collateral Agent has a first priority Lien, or (ii) in the case of each other deposit account or other account, a deposit account or other account in which the Collateral Agent has a first priority perfected Lien.

                  "Permitted Lien" shall mean a Lien permitted by Section 7.2.3 of the Third Amended and Restated Credit Agreement.

                  "Permitted Non-Recourse Bank Account" shall mean a deposit or other account maintained by the Grantor at a bank or other financial institution and in which the Collateral Agent has no Lien; provided, however, that (a) the only deposits into any such account are Excluded Collateral or the Proceeds of Excluded Collateral, and (b) the deposits made into any such account shall not consist of any Collateral nor any Proceeds of Collateral nor the proceeds of any loans, advances or other credit facilities made by any Lender under the Third Amended and Restated Credit Agreement or any of the Debt Documents.

                  "Pledged Debt" shall have the meaning ascribed to such term in
         Section 2(b) hereof.

                  "Pledged Shares" shall have the meaning ascribed to such term in Section 2(b) hereof.

                  "Proceeds" shall mean any "proceeds" as such term is defined in Section 1309.25 of the UCC, and, in any event, shall have the broadest meaning permissible under the Ohio Uniform Commercial Code, and the Uniform Commercial Code of any other state which is deemed applicable, and shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral,
         (b) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable, whether as rents, fees, lease payments or otherwise, under or in connection with any of the Collateral.

                  "Required Lenders" shall have the meaning ascribed to such term in the Third Amended and Restated Credit Agreement.

                  "Sanwa Agreement" shall mean that certain Loan and Security Agreement, dated as of November 21, 1991, between the Grantor and Sanwa Business Credit Corporation ("Sanwa"), as amended by that certain Amendment to Loan and Security Agreement, dated July 30, 1992, between the Grantor and Sanwa and as further amended by that certain Amendment to Loan and Security Agreement, dated October 27, 1992, between the Grantor and Sanwa, and as further amended as, and to the extent, permitted by the Third Amended and Restated Credit Agreement.

                  "Sanwa Lease Pooling Arrangement" shall mean the lease pooling arrangement described in the Sanwa Agreement.

                  "Security Collateral" shall have the meaning ascribed to such term in Section 2(b) hereof.

                  "Second Amended and Restated Credit Agreement" shall have the meaning ascribed to such term in Paragraph A of the Recitals.

                  "Society" shall mean Society National Bank, in its individual capacity.

                  "Special Permitted Bank Account" shall mean those accounts (e.g., trust accounts) listed on Schedule III attached hereto.

                  "Subsidiary" means, with respect to any person, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such person, by such person and one or more other Subsidiaries of such person, or by one or more other Subsidiaries of such person.

                  "Sweep Agreement" shall mean an agreement between the Grantor and any depositary institution for the benefit of the Collateral Agent substantially in the form of Exhibit VIII attached hereto.

                  "Transferred Assets" shall have the meaning ascribed to such term in the CXC Intercreditor Agreement.

                  "Transferred Lease" shall mean each Lease transferred (including, without limitation, by way of a grant of a security interest) by the Grantor to a Non-Recourse Lender in connection with the incurrence of Non-Recourse Debt.

                  "Transferred Lease Receivable" shall mean (a) with respect to the CXC Transaction, any Lease Receivable which is offered for transfer by LDI Funding and in which CXC has acquired an interest pursuant to the Lease Receivables Transfer Agreement; and (b) with respect to all other Non-Recourse Debt transactions, Lease Receivables transferred

         (including, without limitation, by way of a grant of a security interest) by the Grantor to a Non-Recourse Lender in connection with the incurrence of Non-Recourse Debt.

                  "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Ohio; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's, or any of the Lenders' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Unidentified Check" shall mean a check held in a Collateral Lockbox Account with respect to which the Grantor is unable to identify whether all or any portion of such check constitutes either CXC Funds or Non-Recourse Lender Funds.

         SECTION 2 CONFIRMATION AND GRANT OF SECURITY INTEREST; COLLATERAL; EXCLUDED COLLATERAL.

                  (a) Confirmation of Security Interest. The Grantor hereby ratifies and confirms that pursuant to the May 1994 Security Agreement and the Amended and Restated Security Agreement, on the respective dates thereof, the Grantor assigned and pledged to the Collateral Agent, or its predecessor, for its benefit and for the benefit of the Lenders and to the Lenders, and granted to the Collateral Agent for its benefit and for the ratable benefit of the Lenders and to the Lenders, a continuing security interest in and Lien upon all of the Collateral (as defined in the Amended and Restated Security Agreement). The parties hereto hereby ratify, reaffirm and restate such assignment, pledge and grant of security interest and Lien.

                  (b) Grant of Security Interest; Collateral. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, the Grantor hereby grants to the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent, each of the Co-Agents and for the ratable benefit of the Lenders, and to the Lenders, a continuing security interest in, and Lien upon, all of the Grantor's right, title and interest in, to and under the following property, whether now existing or owned or hereafter existing, acquired or arising, and wherever located (all of which are herein referred to collectively as the "Collateral"):

                  (i) all Accounts and Accounts Receivable;

                  (ii) all Chattel Paper;

                  (iii)  all Contracts;

                  (iv) all Deposit Accounts (other than the CXC Lockbox Accounts and the Non-Recourse Lockbox Accounts);

                  (v)    all Documents;

                  (vi)   all Equipment;

                  (vii)  all Fixtures;

                  (viii) all General Intangibles;

                  (ix)   all Instruments;

                  (x)    all Inventory;

                  (xi)   the MRK Secured Note;

                  (xii) immediately upon the occurrence of any of the following events: (a) the Lien in favor of First Security Bank of Utah, National Association, as indenture trustee ("FSB") on the Aircraft and the Engines is released, or should be released by FSB, (b) the Aircraft or Engines are returned to or repossessed by the Grantor by way of substitution or replacement, as a result of expiration of the lease to which the Aircraft and the Engines are subject or otherwise, or (c) FSB no longer has any outstanding and unpaid amounts owing to FSB, the Aircraft, the Engines and all right, title and interest of the Grantor in and to any lease, rental agreement, charter agreement, or other agreement(s) respecting the Aircraft and/or any of the Engines, including, but not limited to, the Grantor's right to receive, either directly or indirectly, from any party or person, any rents or other payments due under such agreement(s);

                  (xiii) all right, title and interest of the Grantor in, to and under that certain Asset Acquisition Agreement dated as of May 31, 1994 by and among the Grantor, Computer Systems and MRK, including, without limitation, all rights to any and all amounts due or to become due the Grantor and any and all payments made to the Grantor thereunder and all proceeds of any of the above, and all right, title and interest of the Grantor in, to and under that certain Asset Purchase Agreement dated as of February 20, 1995, by and between the Grantor and CruisePhone, Inc., including, without limitation, all rights to any and all amounts due or to become due the Grantor and any and all payments made to the Grantor thereunder and all proceeds of any of the above;

                  (xiv) all of the following: all Computer Hardware and Software, each and every item of property which is subject to a Lease, warehouse racks, fork lifts, store shelving, displays, cash registers, office and other machinery, vehicles, furniture, tools and spare parts, and all parts thereof and all additions, substitutions and replacements thereof wherever located, together with all components, equipment and accessories installed thereon or affixed thereto (collectively, all of the items in this clause (xiv), together with the Equipment, are hereinafter referred to as the "Collateral Equipment");

                  (xv) all of the following: all goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials and work in process therefor, finished goods thereof, Computer Hardware and Software, materials used or consumed in the manufacture or production thereof, returned or repossessed goods and data processing, communications, computer, medical diagnostic and other capital equipment and other goods leased by the Grantor, each and every item of property subject to a Lease, goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee), goods that are returned to or repossessed by the Grantor, and all accessions thereto and products thereof and documents therefor (collectively, all of the items in this clause (xv), together with the Inventory, are hereinafter referred to as the "Collateral Inventory");

                  (xvi) all of the following: all tax refunds, corporate or other business records (including all records relating to Inventory, Accounts and Accounts Receivable), inventions, designs, blueprints, trade secrets, goodwill, licenses, franchises, customer lists, rights and claims against carriers and shippers and rights to indemnification, rights pursuant to warranties, guarantees and insurance policies, patents, copyrights, trademarks and trade names and other obligations owing to the Grantor of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and all rights now or hereafter existing in and to all security agreements, leases (including, but not limited to, each Lease) and other contract rights, Chattel Paper, Instruments, General Intangibles or other obligations;

                  (xvii) all of the following:

                           (A) all trademarks, trade names, corporate names,
                  company names, trade styles, service marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, including, without limitation, those described in Schedule IV hereto;

                                (B) all renewals, reissues, continuations,
                  extensions or the like of any patents, copyrights, trademarks, service marks and like protection, including, without limitation, those obtained or permissible under past, present and future laws and statutes;

                                (C) all rights of action on account of past,
                  present and future unauthorized use of any of said inventions, copyrights, trademarks or service marks and for infringement of said patents, copyrights, trademarks or service marks and like protection;

                                (D) the right to file and prosecute applications
                  for patents, copyrights, and for registration of trademarks and service marks on any of said inventions, copyrights, trademarks, service marks or for similar intellectual property in the United States or any other country or place anywhere in the world;

                                (E) the entire goodwill of the businesses of the
                  Grantor connected with and symbolized by the trademarks, service marks, trade names and the other general intangibles of the Grantor; and

                                (F) all of the Grantor's customer lists, trade
                  secrets, corporate and other business records, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, descriptions, name plates, catalogs, dealer contracts, supplier contracts, distributor agreements, confidential information, consulting agreements, engineering contracts, and all other assets which uniquely reflect the goodwill of the businesses of the Grantor to which said General Intangibles relate;

                  (xviii)     all of the following:

                                (A) all deposit accounts of the Grantor (other
                  than CXC Lockbox Accounts, the General Non-Recourse Lender Account, Non-Recourse Lockbox Accounts, Permitted Non-Recourse Bank Accounts and the Special Permitted Bank Accounts), each Lockbox Account, each Permitted Bank Account, each Mandatory Bank Account and each

                  Collateral Lockbox Account, all cash, funds, monies and amounts required to be deposited, or deposited in, the Grantor's deposit accounts, each Collateral Lockbox Account, each Permitted Bank Account, or each Mandatory Bank Account and all certificates and instruments, if any, from time to time representing or evidencing the foregoing deposit accounts, each Collateral Lockbox Account, each Permitted Bank Account or each Mandatory Bank Account;

                                (B) all notes, certificates of deposit, checks
                  and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Grantor in substitution for or in addition to any or all of the then existing Account Collateral; all securities (as defined in Article 8 of the UCC) and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all securities (as defined in Article 8 of the UCC);

                                (C) all interest, dividends, cash, instruments
                  and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

                                (D) all deposits of cash, funds or monies at any
                  bank (other than deposits in the CXC Lockbox Accounts and the Non-Recourse Lockbox Accounts); and

                                (E) all cash, checks, drafts, chattel paper,
                  notes and other instruments or writings for the payment of money received by the Grantor in respect of the property and interests in property described in this Section 2(b) and all investments from time to time made pursuant to Section 4 hereof (collectively, all of items in this clause (xviii) are hereinafter referred to as the "Account Collateral");

                  (xix) all of the following:

                                (A) all shares (the "Pledged Shares") of stock
                  described in Part I of Schedule V and issued by the corporations named therein and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                                (B) all indebtedness (the "Pledged Debt")
                  described in Part II of Schedule V and issued by the obligors named therein and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                                (C) all additional shares of stock of any issuer
                  of the Pledged Shares from time to time acquired by the Grantor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such shares; and

                                (D) all additional indebtedness from time to
                  time owed to the Grantor by any obligor of the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness (collectively, all of the foregoing is hereinafter referred to as the "Security Collateral");

                  (xx) any item of the Grantor's property which ceases to be Excluded Collateral;

                  (xxi) all of Grantor's books and records (including, without limitation, all computerized books and records, all computer programs or other devices related thereto, printouts, computer discs, minute books, journals, ledgers, work papers, financial statements, orders, receipts, and any correspondence and other data relating to the Grantor's business or to any transactions the Grantor has entered into, no matter how or where such records may be maintained, generated or stored) as the foregoing relates to any of the property and interests in property described in this Section 2(b); and

                  (xxii) all Proceeds of each of the foregoing property and interests in property, and all accessories to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

                  (c) Excluded Collateral. Notwithstanding anything contained herein to the contrary, and subject to the proviso at the end of this Section 2(c), the term "Collateral" shall not include any of the following (the "Excluded Collateral"):

                  (i) in the case of each Non-Recourse Debt transaction other than the CXC Transaction, all Transferred Lease Receivables, Transferred Leases and Lessee Collateral together with all of the Grantor's right, title and interest in the data processing, telecommunications, and other capital equipment leased by the Grantor as lessor which is subject to the Transferred Leases, and all Proceeds of the foregoing transferred to a Non-Recourse Lender as of the Agreement Date, and the following assets which become Transferred Lease Receivables, Transferred Leases or Lessee Collateral pursuant to the release procedures set forth in
         Section 6(c) hereof or which are transferred by the Grantor to a Non-Recourse Lender pursuant to the release procedures set forth in
         Section 6(c) hereof:

                           (A) Transferred Lease Receivables and Transferred
                  Leases;

                           (B) any Lessee Collateral;

                           (C) all of the Grantor's right, title and interest in
                  the data processing, telecommunications, and other capital equipment leased by the Grantor as lessor which is subject to the Transferred Leases;

                           (D) all of the Grantor's right, title and interest in
                  and to all of the reserves and interest earned thereon which are pledged to Sanwa pursuant to Section 8 of the Sanwa Agreement; and

                           (E) all Proceeds of the Excluded Collateral described
                  in clauses (A) through (D) above; and

                  (ii) in the case of the CXC Transaction, all Transferred Assets and CXC Equipment Collateral as of the Agreement Date, together with all Collateral that becomes Transferred Assets and CXC Equipment Collateral pursuant to the release procedures described in the CXC Intercreditor Agreement;

provided, however, that with respect to each item which constitutes Excluded Collateral which is or should be released by the CXC Agent in accordance with the terms of the CXC Intercreditor Agreement or which is returned to or repossessed by the Grantor by way of substitution, replacement, as a result of expiration of the Lease to which each such item is subject or otherwise, or with respect to which the applicable Non-Recourse Lender no longer has any outstanding and unpaid amounts owing to such Non-Recourse Lender, each such item shall, immediately upon the cessation of the applicable Non-Recourse Lender's interest therein, (x) cease to be Excluded Collateral and (y) automatically be Collateral for all purposes hereunder.

         SECTION 3 THE GRANTOR TO REMAIN LIABLE.

         Notwithstanding anything contained herein to the contrary, (a) the Grantor shall remain liable under each of the Contracts and agreements included in the Collateral to observe and perform all of its duties and obligations thereunder and the Grantor shall perform all of its duties and obligations thereunder, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under any of the Contracts and agreements included in the Collateral, and (c) neither the Collateral Agent nor any Lender shall have any obligation or liability under the Contracts and agreements included in the Collateral by reason of this Agreement or the granting to the Collateral Agent of any Lien or the receipt by the Collateral Agent of any payment relating to any contract or agreement included in the Collateral. Neither the Collateral Agent nor any Lender shall be obligated in any manner to perform or fulfill any of the obligations or duties of the Grantor under any of the Contracts or agreements included in the Collateral, to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or the sufficiency of any performance by any party to such Contracts or agreements, or to take any action to collect or enforce any performance or the payment of any amounts or any claim for payment which may have been assigned to the Collateral Agent or to which the Collateral Agent may be entitled at any time or times.

         SECTION 4  BANK ACCOUNTS.

                  (a) Types of Bank Accounts. Until all Obligations have been paid and performed in full, the Grantor shall establish and maintain only Collateral Lockbox Accounts, Mandatory Bank Accounts, Permitted Bank Accounts, Permitted Non-Recourse Bank Accounts and Special Permitted Bank Accounts and the General Non-Recourse Lender Account.

                  (b) Collateral Lockboxes and Collateral Lockbox Accounts. The Grantor shall establish and maintain Collateral Lockboxes and Collateral Lockbox Accounts at one or more Collateral Lockbox Banks designated by the Collateral Agent from time to time, into which the Grantor shall forthwith, upon receipt, transmit and deliver for deposit in a Collateral Lockbox Account, in the form received, all cash, checks, drafts, Chattel Paper and other Instruments or writings for the payment of money (other than any items which constitute Excluded Collateral), properly endorsed, where required, so that such items may be collected by the Collateral Agent, which may be received by the Grantor at any time. The Grantor shall have no right to withdraw any funds deposited in the Collateral Lockbox Accounts. Except as otherwise provided below in this paragraph, the Collateral Agent shall apply, or cause to be applied, all or any of the then balance, representing collected funds, in each of the Collateral Lockbox Accounts, toward payment of the Obligations, whether or not then due, in such amounts and in such order of application as set forth in the Third Amended and Restated Credit Agreement. The Collateral Agent is authorized to endorse, in the name of the Grantor, any item, however received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral. Except as otherwise set forth below in paragraph (d) of this Section, any such items which constitute Collateral which may be received by the Grantor shall not be commingled with any other funds or property, but will be held in express trust for the benefit of the Collateral Agent separate and apart from the Grantor's own funds or property until delivery is made to the Collateral Agent. The Collateral Agent is hereby entitled to notify each financial institution at which any of the Grantor's Collateral Lockbox Accounts, Mandatory Bank Accounts, Permitted Bank Accounts, or deposit accounts are located and on which the Collateral Agent has a Lien, to immediately remit the balance in such accounts to the Collateral Agent to be deposited in a Collateral Lockbox Account as directed by the Collateral Agent.

         (i) The Collateral Agent may invest or reinvest, or cause to be invested or reinvested, to the extent practicable, monies on deposit in any or all Collateral Lockbox Accounts in a Cash Equivalent Investment.

         (ii) The Collateral Agent shall have no liability for any loss of principal or failure to achieve any minimum return, absent gross negligence or willful misconduct on the part of the Collateral Agent. Any interest or other income earned on amounts in any Collateral Lockbox Account shall be held by the Collateral Agent as Collateral to secure the Obligations, including without limitation, the Grantor's Obligations and shall be applied in accordance with Section 4(b) hereof. Income tax on all interest earned on amounts in the Collateral Lockbox Account shall be payable solely by the Grantor.

                  (c) Location of Mandatory Bank Accounts. Each Mandatory Bank Account shall be maintained with a Lender.

                  (d) Collateral Agent Powers. The Grantor hereby transfers to the Collateral Agent the exclusive dominion and control of each of the Collateral Lockbox Accounts and all funds from time to time therein.

                  (e) Bank Accounts; Collateral Lockbox Account Letters. With respect to each Mandatory Bank Account and each Permitted Bank Account in existence on the Agreement Date, other than those listed on Schedules I and II attached hereto, the Grantor has taken and has caused to be taken, all actions necessary or as requested by the Collateral Agent to create and maintain in each such account a first priority perfected Lien in favor of the Collateral Agent and the Grantor has executed and delivered or will execute and deliver to the Collateral Agent no later than five (5) Business Days after the Agreement Date a duly executed Sweep Agreement with respect to each such Mandatory Bank Account and Permitted Bank Account. With respect to each Mandatory Bank Account and Permitted Bank Account listed on Schedules I and II attached hereto, the Grantor has taken and has caused to be taken, all actions necessary or as requested by the Collateral Agent to create and maintain in each such account a first priority Lien in favor of the Collateral

Agent and the Grantor has executed and delivered or will execute and deliver to the Collateral Agent no later than five (5) Business Days after the Agreement Date a duly executed Sweep Agreement with respect to each such Mandatory Bank Account and Permitted Bank Account. With respect to each and every other Mandatory Bank Account, the Grantor agrees to take, and cause to be taken, all actions necessary or as requested by the Collateral Agent to create and maintain in each such Mandatory Bank Account a first priority perfected Lien in favor of the Collateral Agent and to execute and deliver to the Collateral Agent a duly executed Sweep Agreement with respect to each such account prior to the creation of each such account. With respect to each Collateral Lockbox Account in existence on the Agreement Date maintained at a financial institution other than the Collateral Agent, the Grantor has delivered to the Collateral Agent duly executed Collateral Lockbox Account Letters in the form of Exhibit I attached hereto (the "Collateral Lockbox Account Letters"). The Grantor agrees to execute and deliver, and cause to be executed and delivered, such additional Collateral Lockbox Account Letters as the Collateral Agent may request.

                  (f) Account Debtors. The Grantor has instructed each and every existing Account Debtor, and hereby agrees to, at the Grantor's expense, immediately instruct each new Account Debtor, to make all payments due or to become due, or to continue to make all payments due or to become due, as the case may be, subject to the terms and conditions hereof, to the Collateral Lockboxes for deposit in the Collateral Lockbox Accounts.

                  (g) Authorization. The Grantor hereby authorizes the Collateral Agent to notify each Collateral Lockbox Bank of the Collateral Agent's exclusive control of and dominion over the Collateral Lockbox Accounts maintained at such Collateral Lockbox Bank and the Grantor agrees to execute and deliver from time to time to the Collateral Lockbox Banks such documents, agreements and writings as the Collateral Agent may reasonably request including, without limitation, Collateral Lockbox Account Letters.

                  (h) Bank Accounts. Attached hereto as Schedule VI is a true, complete, correct and accurate listing of each of the Grantor's Lockboxes, Lockbox Accounts, Mandatory Bank Accounts, Permitted Bank Accounts, Permitted Non-Recourse Bank Accounts, Deposit Accounts, deposit accounts, CXC Lockboxes, CXC Lockbox Accounts, Non-Recourse Lockbox Accounts, Collateral Lockboxes, Collateral Lockbox Accounts, Special Permitted Bank Accounts and other deposit accounts and other accounts existing as of the Agreement Date.

                  (i) Maximum Permitted Amount. The Grantor shall not at any time maintain in the operating disbursement account no. 2526479 maintained in the name of the Grantor at National City Bank, a balance in excess of Five Million Dollars ($5,000,000).

         SECTION 5 [INTENTIONALLY OMITTED].

         SECTION 6 NON-RECOURSE FINANCING.

                  (a) CXC Accounts and Funds. In the event that the Collateral Agent receives a written notice and certification in the form of Exhibit II attached hereto ("Notice to Release CXC Funds") duly executed by an Authorized Signatory stating, among other things, that the Collateral Agent previously received monies or monies were deposited into the Collateral Lockbox Account which constitute Collections (as defined in the CXC Intercreditor Agreement) or proceeds of any Transferred Lease Receivable, Related Security (as defined in the CXC Intercreditor Agreement) or CXC Equipment Collateral with respect thereto, and provided that such monies constitute collected funds (collectively, "CXC Funds"), which are either (i) held in a Collateral Lockbox Account, or (ii) funds previously applied in reduction of the Obligations and to the extent that new funds were not subsequently advanced to the Grantor, the Collateral Agent shall promptly deliver such monies (A) prior to the occurrence of an Event of Default, to the Grantor for delivery to the CXC Agent by depositing such monies into the General Non-Recourse Lender Account, and (B) after the occurrence of an Event of Default which has not been waived in accordance with the terms of the Third Amended and Restated Credit Agreement, to the CXC Agent.

                  (b) Other Non-Recourse Accounts and Funds. With respect to all other Non-Recourse Debt, the Grantor hereby agrees to continue to make or redirect, as the case may be, all payments due from Non-Recourse Obligors of the Transferred Lease Receivables to existing Non-Recourse Lockboxes and Non-Recourse Lockbox Accounts for the benefit of the Non-Recourse Lenders (other than CXC). In the event that the Collateral Agent receives a written notice and certification in the form of Exhibit III attached hereto ("Notice to Release Non-Recourse Lender Funds") duly executed by an Authorized Signatory stating, among other things, that the Collateral Agent previously received monies or monies were deposited into the Collateral Lockbox Account which constitute Excluded Collateral, and provided that such monies constitute collected funds (collectively, "Non-Recourse Lender Funds"), which are either (i) held in a Collateral Lockbox Account, or (ii) funds previously applied in reduction of the Obligations and to the extent that new funds were not subsequently advanced to the Grantor, the Collateral Agent shall promptly deliver such monies (A) prior to the occurrence of an Event of Default, to the Grantor for delivery to the appropriate Non-Recourse Lender by depositing such monies into the General Non-Recourse Lender Account, and (B) after the occurrence of an Event of Default which has not been waived in accordance with the terms of the Third Amended and Restated Credit Agreement, to the applicable Non-Recourse Lender.

                  (c) Notice and Release of Collateral For Non-Recourse Debt Transaction.

                  (i) In the ordinary course of its business, the Grantor and LDI Funding may carry-out the CXC Transaction and may otherwise sell and/or finance Leases and related Collateral and, in connection therewith, incur Non-Recourse Debt. At least one Business Day prior to the proposed sale or financing, the Grantor shall provide to the Collateral Agent a written notice in the form of Exhibit IV attached hereto ("Notice of Non-Recourse Financing"), duly executed by an Authorized Signatory, of any proposed sale or financing of Leases and related Collateral and the incurrence of Non-Recourse Debt.

                  (ii) The Grantor may request that the Collateral Agent release or subordinate its Lien on that portion of the Collateral which is the subject of the proposed Non-Recourse Debt transaction (other than pursuant to the CXC Transaction) by submitting to the Collateral Agent a release in the form of Exhibit V attached hereto ("Non-Recourse Debt Release") duly executed by an Authorized Signatory, or a subordination agreement in the form of Exhibit VII, attached hereto ("Subordination Agreement"), duly executed by an Authorized Signatory, as applicable.

                  (iii) Subject to the terms and conditions of the Third Amended and Restated Agreement, upon receipt of such Notice of Non-Recourse Financing and such Non-Recourse Debt Release, CXC Release or Subordination Agreement, as the case may be, the Collateral Agent shall forthwith execute and deliver to the Grantor such Non-Recourse Debt Release or Subordination Agreement, as applicable, unless, after the occurrence of an Event of Default, the Required Lenders have directed otherwise. The Non-Recourse Debt Release or Subordination Agreement, as the case may be, will become effective only upon consummation of the proposed Non-Recourse Debt Transaction described in the applicable Notice of Non-Recourse Financing, and receipt by the Collateral Agent of the full proceeds of such Non-Recourse Debt transaction minus the amount specified by the Grantor in the Notice of Non-Recourse Financing to be paid to third parties. Upon the effectiveness of the Non-Recourse Debt Release the Collateral which is described therein shall, for all purposes hereof, cease to be Collateral and will be deemed to be Excluded Collateral.

                  (iv) Subject to the terms and conditions of the Third Amended and Restated Credit Agreement, the Collateral Agent shall release its Lien on Collateral in connection with the CXC Transaction in accordance with the terms and procedures of Section 3 of the CXC Intercreditor Agreement and, upon such release, such Collateral shall, for all purposes hereof, cease to be Collateral and will constitute Excluded Collateral.

                  (v) Except as otherwise specifically provided in this Section 6 and Section 13(a)(i)(A) and (B) below, the Collateral Agent shall not release or subordinate its Lien on any Collateral unless specifically authorized and directed by the Required Lenders.

         SECTION 7 MARKING AND DELIVERY OF COLLATERAL.

                  (a) Marking of Collateral. The Grantor shall: (i) promptly mark conspicuously each Instrument and each item of Chattel Paper and each Contract with the following legend: "This writing and the obligations evidenced or secured hereby are subject to a first priority security interest of Society National Bank, as the Collateral Agent" (or an abbreviation thereof satisfactory to the Collateral Agent), and (ii) ensure that each item of Chattel Paper is evidenced by one and only one, if any, executed original document.

                  (b) Upon Event of Default. Following the occurrence of any Event of Default, upon the request of the Collateral Agent, all certificates and Chattel Paper (including, without limitation, all instruments, contracts, documents and agreements executed or delivered in connection therewith, including, without limitation, all equipment schedules, certificates of title, financing statements, insurance certificates, bills of sale, collateral assignments of leases, purchase agreement assignments and mortgagee/landlord waivers) representing or evidencing any of the Collateral, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent and the Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 8  REPRESENTATIONS AND WARRANTIES.

         The Grantor represents and warrants to the Collateral Agent as follows:

                  (a)  Location of Business and Collateral.

                  (i) The Grantor's principal place of business, chief executive office and books and records are located at 4770 Hinckley Industrial Parkway, Cleveland, Ohio 44109. As of the Agreement Date, each of the Grantor's offices, warehouses (whether owned or leased) and each other of the Grantor's locations are identified on Schedule VII attached hereto. The

         Grantor will not change such principal place of business, chief executive office or the location of its books and records relating to the Collateral. In no event shall the books and records relating to the Collateral be relocated to anywhere outside the continental United States. In addition to its actual name, the Grantor also uses the following trade name: Leasing Dynamics. After the Agreement Date, Grantor will not do business under any other trade name, unless it has given twenty (20) days' prior written notice thereof to the Collateral Agent and taken such action as is necessary and as is reasonably requested by the Collateral Agent or any Lender to cause the Lien of the Collateral Agent in the Collateral to continue to be perfected.

                  (ii) All of the Collateral Equipment and Collateral Inventory are located at the places specified on Schedule VIII (as updated in accordance with Section 10(d) hereof). The office where the Grantor keeps its records concerning the Accounts, Accounts Receivable and all Chattel Paper that evidences Collateral, is located at 4770 Hinckley Industrial Parkway, Cleveland, Ohio 44109. No Account in excess of One Thousand Dollars ($1,000) or in the aggregate amount of Fifty Thousand Dollars ($50,000) and no Account Receivable in excess of One Thousand Dollars ($1,000) or in the aggregate amount of Fifty Thousand Dollars ($50,000) is evidenced by a promissory note or other instrument which has not been delivered to the Collateral Agent in accordance with
         Section 9(b) hereof.

                  (b) Pledged Shares. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding capital stock of each issuer thereof, and there are no warrants, options or other rights to acquire any of the capital stock of any issuer of Pledged Shares. The Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

                  (c) Ownership/Title to Collateral. The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, security interest, option, charge or encumbrance except for Permitted Liens and the security interest created by this Agreement, the May 1994 Security Agreement and the Amended and Restated Security Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement, the May 1994 Security Agreement or the Amended and Restated Security Agreement or as permitted under the Third Amended and Restated Credit Agreement. The Grantor owns each of the patents, trademarks, copyrights, licenses and other intellectual property included in the Collateral.

                  (d) Possession. The Grantor has exclusive possession and control of the Collateral Equipment and Collateral Inventory owned by it other than Collateral Inventory subject to a Lease entered into in the ordinary course of business, naming the Grantor as lessor, Collateral Inventory in transit and Collateral Inventory shipped directly to the Grantor's vendees or lessees by the Grantor's vendors in the ordinary course of the Grantor's business.

                  (e) Collateral. The pledge and delivery of the Pledged Shares, the Pledged Debt and any other securities (as defined in Article 8 of the UCC) pursuant to this Agreement creates a valid, continuing, and perfected first priority Lien upon the Security Collateral and any other securities (as defined in Article 8 of the UCC) in favor of the Collateral Agent. This Agreement creates and maintains a valid and continuing Lien upon the Collateral in favor of the Collateral Agent which is, except for those accounts and deposit accounts set forth on Schedules I and II, a perfected Lien and which is a first priority Lien. Appropriate financing statements have been filed in all jurisdictions necessary to create and maintain a first priority Lien which is, except for those accounts and deposit accounts set forth on Schedules I and II, a perfected security interest and Lien.

                  (f) Approval; Consents. No authorization, approval or other action by, and no notice to or filing with (other than the filings and deliveries referred to in this Agreement) any governmental authority or regulatory body is required for the (i) creation or perfection by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral, pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

                  (g) Accounts, Accounts Receivables and General Intangibles. With respect to each of the Accounts, the Accounts Receivable and the General Intangibles, and the Documents evidencing the underlying obligations, the Collateral Agent may rely on all statements or representations made by the Grantor on or with respect to any schedule of accounts furnished to the Collateral Agent by the Grantor and, unless otherwise indicated in writing by the Grantor, that:

                  (i) They are genuine, are in all material respects what they purport to be, are not evidenced by a judgment and are evidenced by one and only one, if any, executed original Instrument, which has been delivered to the Collateral Agent;

                  (ii) Except for disputes in the ordinary course of business, they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

                  (iii) The face amounts shown on any such schedule of accounts provided to the Collateral Agent and all invoices and statements delivered to the Collateral Agent with respect to any Account, Account Receivable and the General Intangibles are actually and absolutely owing to the Grantor and are not contingent for any reason, except for disputes and non-material errors arising in the ordinary course of business;

                  (iv) To the best of the Grantor's knowledge, there are no set-offs, counterclaims or disputes existing or asserted with respect thereto and the Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances allowed by the Grantor in the ordinary course of its business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face amount of the invoices to which such discounts or allowances relate;

                  (v) To the best of the Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the invoice face amount shown on any schedule of Accounts, Accounts Receivable and General Intangibles furnished to the Collateral Agent and on all contracts, invoices and statements delivered to the Collateral Agent with respect thereto;

                  (vi) Such Accounts, Accounts Receivable and the General Intangibles are not subject to any Lien, except those of the Collateral Agent and Permitted Liens;

                  (vii) The Collateral giving rise to the Accounts, Accounts Receivable and the General Intangibles is not, and was not at the time of the sale thereof, subject to any Lien or claim, except the Lien of the Collateral Agent and Permitted Liens;

                  (viii) To the best of the Grantor's knowledge, there is no fact or circumstances which would impair the validity or collectability of any Account or any Account Receivable;

                  (ix) To the best of the Grantor's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any materially adverse effect upon the Grantor; and

                  (x) No Collateral is under consignment to or from any person.

Notwithstanding anything contained in this Section 8(g) to the contrary, the Grantor shall not be deemed to have violated the representations and warranties contained in this Section 8(g) if items (i) through (x) above, collectively, are untrue at any time with respect to Accounts, Accounts Receivable and General Intangibles, with an aggregate value not in excess of Twenty-Five Thousand Dollars ($25,000).

                  (h) Authorization; Enforceability. This Agreement and each of the Debt Documents to which the Grantor is a party, when executed and delivered, will constitute the legal, valid and binding obligations of the Grantor, enforceable against the Grantor in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency or any other similar laws of general application affecting enforcement of creditors rights or by general principles of equity limiting the availability of equitable remedies.

                  (i) Solvency. The Grantor is now, and after consummation of the transactions contemplated by this Agreement and each Debt Document (i) will be solvent and able to pay its debts as they mature; (ii) will be the owner of assets the fair saleable value of which is greater than the amount necessary to repay the obligations thereunder, and (iii) will have capital which is not unreasonably small in relation to its business. The Grantor is not insolvent (as that term is defined in the Bankruptcy Code) and will not be rendered insolvent by the execution, delivery or performance of this Agreement or, the other Debt Documents, or the consummation of the transactions contemplated hereby and thereby. The Grantor has not made a general assignment for the benefit of its creditors. No proceeding has been instituted by or against the Grantor alleging that the Grantor is insolvent or unable to pay its debts as they mature. The Grantor does not presently contemplate the commencement of a general assignment for the benefit of creditors nor the filing of any proceeding under any provisions of the Bankruptcy Code.

                  (j) Leases. Attached hereto as Schedule IX, is a true, correct, complete and accurate list of each of the Leases and all Chattel Paper subject to the Collateral Agent's Lien (collectively, each Lease and all Chattel Paper subject to the Collateral Agent's Lien, "Lease Collateral") in effect as of the Agreement Date, each of which is in full force and effect. The Grantor shall promptly notify the Collateral Agent if it believes or has been notified by any person that any Lease Collateral is no longer in full force and effect, except for the expiration or termination of a Lease in accordance with its stated terms. With respect to the Lease Collateral in existence from time to time: (i) each item of Lease Collateral is valid, enforceable in accordance with its terms and in full force and effect; (ii) the Grantor is the sole holder of the rights and interests ascribed to the Grantor under each item of Lease Collateral and has full power and authority to assign, transfer and set over the same and to grant to and confer upon the

Collateral Agent the rights, interests, powers and authorities granted and conferred under this Agreement to the Collateral Agent; (iii) the Grantor has observed and performed all covenants and obligations under each item of Lease Collateral, required to be performed by the Grantor and the Grantor shall observe and perform all of the covenants under each item of Lease Collateral;
(iv) all representations and warranties of the Grantor contained in each item of Lease Collateral are true, complete, correct and accurate in all material respects; (v) the Grantor has no knowledge of any facts which impair the validity or enforceability of any item of Lease Collateral; (vi) the Grantor will not modify, waive or amend in a manner adverse to the Grantor, nor consent to such modification, waiver or amendment of, any item of Lease Collateral, without the Collateral Agent's prior written consent; and (vii) each item of Lease Collateral originated by the Grantor is not and does not have the potential of being, subject to any offset, counterclaim or other defense on the part of the applicable lessee or to any claim on the part of such lessee denying liability thereunder in whole or in part: with respect to each item of Lease Collateral not originated by the Grantor, the Grantor agrees to use its best efforts to ensure that each item of Lease Collateral is not, and does not have the potential of being, subject to any offset, counterclaim or other defense on the part of the applicable lessee or to any claim on the part of such lessee denying liability thereunder in whole or in part. Notwithstanding anything contained in this Section 8(j) to the contrary, Grantor shall not be deemed to have violated the representations and warranties contained in the immediately preceding sentence if items (i) through (vii), collectively, are untrue at any time with respect to Lease Collateral with an aggregate value not in excess of Twenty-Five Thousand Dollars ($25,000).

                  (k) Inventory. With respect to the Collateral Inventory:

                  (i) Each item of Inventory is classified as Inventory under the UCC;

                  (ii) Each item of Collateral Inventory certified by the Grantor in any Borrowing Base Certificate (as such term is defined in the Third Amended and Restated Credit Agreement) is Eligible Uncommitted Inventory or Eligible Committed Inventory (as such terms are defined in the Third Amended and Restated Credit Agreement) and was either new when purchased or acquired by the Grantor or is designated as used equipment in the Borrowing Base Certificate; and

                  (iii) Except for necessary repairs and servicing, each item of Collateral Inventory which is not leased is located only at the location for such item of Inventory set forth herein.

Notwithstanding anything contained in this Section 8(k) to the contrary, Grantor shall not be deemed to have violated the representations and warranties contained in this Section 8(k) if items (i) through (iii) above, collectively, are untrue at any time with respect to Collateral Inventory with an aggregate value not in excess of Twenty-Five Thousand Dollars ($25,000).

                  (l) MRK Secured Note. The MRK Secured Note (i) constitutes the valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, and (ii) has not been modified or amended. The Grantor has no knowledge of any facts which would impair the validity or enforceability of the MRK Secured Note. As of the date hereof, there remains owing under the MRK Secured Note, the sum of $1,500,000 in principal, plus accrued and accruing interest.

         SECTION 9 GENERAL COVENANTS REGARDING COLLATERAL.

         The Grantor covenants and agrees with the Collateral Agent that from and after the Agreement Date and until the Obligations are fully satisfied:

                  (a) Financing Statements, Etc. Concurrently with the execution and delivery of this Agreement, and from time to time thereafter promptly following the request of the Collateral Agent, the Grantor shall take any and all actions necessary and as reasonably requested by the Collateral Agent or any of the Lenders to maintain the first priority perfected security interest and Lien on the Collateral in favor of the Collateral Agent, including, without limitation, recording, registering and filing this Agreement and all necessary and/or requested notices, financing statements and/or other documents or instruments with the FAA in Oklahoma City, Oklahoma, United States of America, and the Grantor agrees to execute and deliver to the Collateral Agent such documents as may be necessary to perfect and maintain perfected the Collateral Agent's first priority continuing security interest in and Lien thereon and on the Collateral. The Grantor will join with the Collateral Agent in the execution and filing of such financing statement or statements and the like, in the form and content reasonably required by the Collateral Agent. The Grantor will execute and file in the appropriate jurisdictions such financing statements and other documents necessary and as reasonably requested by the Collateral Agent or any Lender to create and maintain the Grantor's first priority perfected security interest in and Lien on all property subject to a Lease. The Grantor will pay all costs of filing any financing, continuation or termination statements, or other filings with respect to the Liens created by this Agreement, together with all costs and expenses of any Lien search reasonably required by the Collateral Agent during the term hereof.

                  (b) Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, using its reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Collateral Agent of any Lease or Contract held by the Grantor or in which the Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the Liens granted hereby, transferring Collateral to the Collateral Agent's possession (if a Lien in such Collateral can be perfected by possession), and complying with or remaining subject to the Geneva Convention, the laws and regulations of the FAA, or the laws and regulations of any of the various states or countries in which the Aircraft is or may fly over, operate in, or become located in. The Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law.

                  (c) Statements and Schedules. The Grantor will furnish to the Collateral Agent from time to time statements, schedules and any other information further identifying and describing the Collateral and such reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                  (d) Compliance with Laws. The Grantor will neither use the Collateral, nor permit the Collateral to be used, for any unlawful purpose or contrary to any statute, law, ordinance or regulation relating to the registration, use, operation or control of the Collateral. The Grantor will comply with, or cause to be complied with, at all times and in all material respects, all statutes, laws, ordinances and regulations of the United States (including, without limitation, the FAA), the State of Ohio, and of all other governmental, regulatory, or judicial bodies applicable to the use, operation, maintenance, overhauling, or condition of the Collateral, or any part thereof, and with all requirements under any licenses, permits, or certificates relating to the use or operation of the Collateral which are issued to the Grantor or to any other person having operational control of the Collateral; provided, however, that the Grantor may, in good faith and by appropriate legal or other proceedings, contest the validity of any such statutes, laws, ordinances or regulations, or the requirements of any such licenses, permits, or certificates, and pending the determination of such contest may postpone compliance therewith, unless the rights of the Collateral Agent hereunder are or may be materially adversely affected thereby.

                  Without limiting the generality of the foregoing, the Grantor agrees that at no time during the effectiveness of this Agreement shall the Aircraft be operated in, located in, or relocated to, by the Grantor or any other person or entity, any jurisdiction unless the Geneva Convention, together with the necessary enacting rules and regulations therefor (or some like treaty and regulations satisfactory to the Collateral Agent and the Required Lenders) shall be in effect in such jurisdiction and any notices, financing statements, documents, or instruments necessary or required, in the opinion of counsel for the Collateral Agent, to be filed in such jurisdiction shall have been filed and file stamped copies thereof shall have been furnished to the Collateral Agent. The foregoing authority to use the Aircraft to the contrary notwithstanding, at no time shall the Aircraft be operated in or over any area which may expose the Collateral Agent to any penalty, fine, sanction or other liability, whether civil or criminal, under any applicable law, rule, treaty or convention, nor may the Aircraft be used in any manner which is or is declared to be illegal and which may thereby render the Aircraft liable to confiscation, seizure, detention or destruction.

                  (e) Identification of Leases and Chattel Paper. The Grantor shall deliver to the Collateral Agent a revised Schedule IX (i) prior to the occurrence of an Event of Default, on or prior to the tenth (10th) day of each calendar month, and (ii) following the occurrence of an Event of Default, as requested by the Collateral Agent or any Lender but no less frequently than once a month, on or prior to the tenth (10th) Business Day of each calendar month. The failure of the Grantor to execute and deliver such schedule shall not affect or limit the Collateral Agent's Lien or other rights in and to the Lease Collateral.

         SECTION 10 COVENANTS REGARDING COLLATERAL EQUIPMENT AND COLLATERAL INVENTORY.

         The Grantor covenants and agrees with the Collateral Agent that from and after the Agreement Date and until the Obligations are fully satisfied:

                  (a) Location of Collateral Equipment. The Grantor shall keep the Collateral Equipment at the places specified in Section 8(a) hereof and keep the Collateral Inventory at the places specified in such Section 8(a) and
Section 10(d) hereof or, with respect to Collateral Equipment, upon thirty (30) days' prior written notice to the Collateral Agent, at such other places in a jurisdiction in which all action required by Section 9 hereof shall have been taken with respect to the Collateral Equipment.

                  (b) Maintenance of Collateral Equipment and Collateral Inventory. The Grantor shall cause each item of the Collateral Equipment and Collateral Inventory to be maintained and preserved or cause the lessee thereof to maintain and preserve the Collateral Equipment in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall, (i) make or cause to be made all repairs, replacements, and other improvements thereto that are necessary or desirable to such end only by qualified personnel who are trained in the repair and maintenance of such item, and (ii) deliver any and all proceeds, subject to the terms of the lease, received in the case of any loss or damage to the Collateral Agent (who shall deposit the same in a Collateral Lockbox Account). In addition to the provisions set forth in Section 11 hereof, upon the request of the Collateral Agent, the Grantor shall promptly furnish to the Collateral Agent a statement respecting any loss or damage to any of the Collateral Equipment.

                  (c) Payment of Taxes. The Grantor shall pay promptly when due or cause the lessee to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral Equipment and Collateral Inventory, except to the extent the validity thereof is being contested in good faith as permitted pursuant to the Third Amended and Restated Credit Agreement.

                  (d) Location of Collateral Inventory. The Grantor shall update
Schedule VIII of this Agreement with a written schedule describing the location of all Collateral Inventory (i) prior to the occurrence of an Event of Default, on or prior to the tenth (10th) day of each calendar month, and (ii) following the occurrence of an Event of Default, as requested by the Collateral Agent or any Lender but no less frequently than once a month, on or prior to the tenth
(10th) Business Day of each calendar month. The failure of the Grantor to execute and deliver such schedule shall not affect or limit the Collateral Agent's security interest or Lien or other rights in and to the Collateral Inventory.

         SECTION 11 COVENANTS REGARDING INSURANCE.

         The Grantor covenants and agrees with the Collateral Agent that from and after the Agreement Date and until the Obligations are fully satisfied:

                  (a) Maintenance of Insurance. The Grantor shall, at its own expense, maintain insurance, or cause any lessee to insure, with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Collateral Agent and the Required Lenders from time to time. Each such policy maintained by Grantor, and, if requested by the Collateral Agent as directed by the Required Lenders, each such policy maintained by any lessee, shall in addition (i) name the Collateral Agent as an additional insured party and loss payee thereunder (without any representation or warranty by or obligation upon the Collateral Agent) pursuant to certificates in form and substance satisfactory to the Collateral Agent, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, (iv) with respect to insurance maintained by the Grantor, provide that at least thirty (30) days' prior written notice of any proposed termination, cancellation, lapse or nonrenewal shall be given to the Collateral Agent by the insurer, and (v) with respect to insurance maintained by a lessee of the Grantor, the Grantor shall use its best efforts to comply with the preceding clause (iv). The Grantor shall deliver to the Collateral Agent original or duplicate policies of such insurance and certificates of insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. The Grantor shall deliver to the Collateral Agent from time to time, as the Collateral Agent may reasonably request, schedules setting forth all insurance maintained by the Grantor then in effect.

                  (b) Grantor to Take Required Action. The Grantor shall, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of the insurance policies described in paragraph (a) in order to comply with the requirements of Section 9 above and shall cause the insurer(s) to acknowledge notice of such assignment. The Grantor shall take all such action as the insurer(s) providing such insurance shall require if the failure to do so would cause the insurance policy(ies) to be cancelled or the coverage thereunder adversely modified.

                  (c) Notice of Claims. The Grantor shall notify the Collateral Agent of any single Collateral Insurance Claim known or which should have been known to the Grantor which exceeds One Hundred Thousand Dollars ($100,000) or any Collateral Insurance Claims known or which should have been known to the Grantor which, in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000) in any one (1) calendar year.

                  (d) Deposit of Proceeds. All amounts paid with respect to any Collateral Insurance Claim shall be deemed to constitute Proceeds and shall be deposited only in the Collateral Lockbox Accounts. In the event that the applicable lease agreement requires that amounts paid with respect to Collateral Insurance Claims be used to purchase replacement Collateral Equipment, upon the request of the Grantor and receipt by the Collateral Agent of evidence satisfactory to the Collateral Agent that such purchase is so required, the Collateral Agent, prior to the occurrence of an Event of Default, may release such Proceeds in order to purchase such replacement Collateral Equipment.

                  (e) Settlement of Claims and Release of Proceeds. At any time prior to the occurrence or existence of an Event of Default, the Grantor shall have the right to negotiate and settle only those Collateral Insurance Claims less than Two Hundred Fifty Thousand Dollars ($250,000); with respect to all other Collateral Insurance Claims and at any time from and after the occurrence or existence of an Event of Default, the Collateral Agent shall have full right and power (pursuant to the power of attorney contained herein) to negotiate, settle and compromise any Collateral Insurance Claim, at the direction of the Required Lenders. Except as set forth in clause (d) above, all policy proceeds paid by the insurer(s) relating to any such Collateral Insurance Claim shall be deposited into a Collateral Lockbox Account.

                  (f) Aircraft Insurance. The Grantor will at all times, at its own cost and expense, maintain, or cause to be maintained, a policy or policies of insurance with respect to the Aircraft covering such risks, including, without limitation, insurance on the Aircraft for actual usage, including all risk, ground and flight aircraft hull insurance, fire and explosion coverage, including lightning and electrical damage, and public liability and property damage insurance in amounts and types and with insurers as set forth on Schedule XI attached hereto or as otherwise satisfactory to the Collateral Agent and the Required Lenders from time to time.

         SECTION 12  COVENANTS REGARDING ACCOUNTS AND ACCOUNTS RECEIVABLE.

         The Grantor covenants and agrees with the Collateral Agent that from and after the Agreement Date and until the Obligations are fully satisfied:

                  (a) Records. The Grantor shall keep its chief place of business and chief executive office and the office where it keeps its books and records concerning the Accounts and Accounts Receivable, and the original copies of all Chattel Paper that evidences Collateral, at the location therefor specified on Schedule VIII attached hereto or, upon twenty (20) days' prior written notice to the Collateral Agent, at such other locations in a jurisdiction in which all actions required by Section 9 above shall have been taken with respect to the Collateral.

                  (b) Notice to Account Debtors. The Grantor hereby authorizes the Collateral Agent, at any time or times after an Event of Default, to notify, any or all Account Debtors that the Accounts and Accounts Receivable have been assigned to the Collateral Agent, and that the Collateral Agent has a Lien therein and to direct such Account Debtors to make all payments due or to become due from them to the Grantor directly to a Collateral Lockbox Account designated by the Collateral Agent from time to time. Any such notice, in the Collateral Agent's sole discretion, may be sent on the Grantor's stationery, in which event the Grantor shall co-sign such notice with the Collateral Agent.

                  (c) Verifications. The Collateral Agent shall have the right to make test verifications of the Accounts and Accounts Receivable and physical verifications of the Collateral in any manner and through any commercially reasonable medium that it considers advisable, and the Grantor agrees to furnish all such assistance and information as the Collateral Agent may require in connection therewith. Prior to an Event of Default, the Collateral Agent shall give reasonable advance notice of any such verification (which shall be during business hours to the extent possible) if such activities include a visit to any of the Grantor's business locations. At any time after an Event of Default, the Grantor at its expense will cause certified independent public accountants satisfactory to the Collateral Agent to prepare and deliver to the Collateral Agent at any time and from time to time promptly upon the Collateral Agent's request in form and substance satisfactory to the Collateral Agent such information pertaining to the Accounts and Accounts Receivable, including statements and schedules further identifying and describing the Collateral and such other reports (in addition to all reports required by the Third Amended and Restated Credit Agreement) in connection with the Collateral as the Collateral Agent may reasonably request from time to time, all in reasonable detail.

                  (d) Limitations on Modifications of Accounts. Until such time as the Collateral Agent, at the direction of the Required Lenders, shall notify the Grantor of the revocation of such power and authority, the Grantor may grant any extension of the time of payment of any of the Accounts, Accounts Receivable, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, and allow any credit or discount.

                  (e) Schedule of Accounts and Accounts Receivable. On or prior to the tenth (10th) day of each calendar month, the Grantor shall provide the Collateral Agent with schedules describing all Accounts and Accounts Receivable created or acquired by it and shall execute and deliver confirmatory written assignments of such Accounts and Accounts Receivable to the Collateral Agent; provided, however, that the failure of the Grantor to execute and deliver such schedules and/or assignments describing all Accounts and Accounts Receivable to the Collateral Agent shall not affect or limit the Collateral Agent's or any Lender's security interest or other rights in and to the Accounts and Accounts Receivable. Together with each schedule, the Grantor shall furnish, upon request of the Collateral Agent, following the occurrence of a Default or an Event of Default, copies of customers' invoices or the equivalent, and, upon request therefor, copies of original shipping or delivery receipts for all merchandise sold and such other documents as the Collateral Agent may require. The Grantor will not re-date any invoice or sale or make sales on extended dating beyond that customary in its industry. If the Grantor becomes aware of anything materially detrimental to the material credit of any of its customers in the possession of material Collateral, it will promptly advise the Collateral Agent thereof.

         SECTION 13  ADDITIONAL COVENANTS.

         The Grantor covenants and agrees with the Collateral Agent that from and after the Agreement Date and until the Obligations are fully satisfied:

                  (a)  No Transfer of Collateral.  The Grantor shall not:

                  (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, or attempt to contract to do so, except (A) Collateral Inventory and that portion of Collateral Equipment consisting of property subject to a Lease, in the ordinary course of business (and provided that the Proceeds thereof are promptly deposited into a Collateral Lockbox Account designated by the Collateral Agent from time to time), (B) as permitted under the Third Amended and Restated Credit Agreement and (C) pursuant to the CXC Transaction; or

                  (ii) take any action that would directly or indirectly impair the value of the interest or rights of the Grantor or the Collateral Agent in such Collateral;

                  (b) Proceeds of Sale. In the event the Grantor transfers, sells, leases, conveys, disposes of or grants any warrants or options with respect to any of the Collateral outside of the ordinary course of business pursuant to clause (a)(i)(B) above (collectively, a "Transfer"), the Grantor covenants and agrees that it shall (i) in the event the proceeds from such Transfer aggregate in excess of One Hundred Thousand Dollars ($100,000), require that the transferee of such Transfer wire such proceeds directly to an appropriate Collateral Lockbox Account or (ii) in the event the proceeds from such Transfer aggregate One Hundred Thousand Dollars ($100,000) or less, promptly deposit all such proceeds into an appropriate Collateral Lockbox Account. No consent to any Transfer hereunder shall be deemed to have been given by the Collateral Agent until the proceeds from such Transfer are actually received in a Collateral Lockbox Account.

                  (c) Pledged Shares. The Grantor will (i) cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by the issuer, except to the Grantor, and (ii) pledge hereunder, immediately upon the Grantor's acquisition directly or indirectly thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

                  (d) Payment of Obligations. The Grantor will pay promptly when due all charges imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), unless the same are being diligently contested in good faith and for which reserves or appropriate provision, if any, as shall be required by generally accepted accounting principles, shall have been made therefor.

                  (e) Limitation of Liens on Collateral. The Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens and will defend the right, title and interest of the Collateral Agent in and to any of the Grantor's rights in or under the Collateral against the claims and demands of all persons whomsoever.

                  (f) Compliance with Terms. The Grantor will perform and comply with all obligations in respect of the Accounts, Accounts Receivable, Chattel Paper, Contracts and all other agreements to which it is a party or by which it is bound.

                  (g) MRK Secured Note. The Grantor shall irrevocably instruct MRK to make all payments under that certain Asset Acquisition Agreement dated May 31, 1994 by and among the Grantor, Computer Systems and MRK, including, without limitation, payments in connection with the MRK Secured Note, directly into a Collateral Lockbox Account designated by the Collateral Agent from time to time. The Grantor agrees that it shall not amend, modify or waive any provision of any of the MRK Secured Note without the prior written consent of the Required Lenders and that upon a default under the MRK Secured Note, the Grantor shall promptly take all steps necessary to enforce the same.

                  (h) Further Indemnification. The Grantor agrees to pay, and to save the Collateral Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (i) Maintenance of Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral in the ordinary course of business, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Liens granted hereby. The Grantor agrees that the Collateral Agent shall have the right, upon the occurrence of an Event of Default, without prior notice, to require the Grantor to turn over physical possession of, or to make available any such books and records to the Collateral Agent or to its representatives on demand of the Collateral Agent. Prior to the occurrence of an Event of Default, the Grantor shall permit any representative of the Collateral Agent to inspect such books and records during normal business hours at reasonable times and will provide photocopies thereof to the Collateral Agent and such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice and during regular business hours, the Collateral Agent and its representatives shall also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  (j) Special Collateral. Promptly upon the Grantor's receipt of that portion of the Collateral (other than Chattel Paper) which is or becomes evidenced by an agreement, writing, Instrument and/or Document, including, without limitation, promissory notes, securities (as defined in Article 8 of the UCC), trade acceptances, documents of title and warehouse receipts, but excluding Leases which are or become Chattel Paper, the Grantor shall deliver the original thereof to the Collateral Agent, together with appropriate endorsements, stock powers or other specific evidence (in form and substance acceptable to the Collateral Agent) of assignment thereof to the Collateral Agent; provided, however, that the Grantor may deposit such Instruments only in a Collateral Lockbox Account designated by the Collateral Agent from time to time.

                  (k) Performance by the Collateral Agent of the Grantor's Obligation. If the Grantor fails to perform or comply with any of its covenants or agreements contained herein and the Collateral Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such covenants or agreements, the reasonable expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon from the date paid or incurred by the Collateral Agent until paid in full at the interest rate determined in accordance with Section 2.4(a) of the Third Amended and Restated Credit Agreement then in effect in respect of the Revolving Loans (as defined in the Third Amended and Restated Credit Agreement), shall be payable by the Grantor to the Collateral Agent on demand and shall constitute Obligations secured hereby.

                  (l) Maintenance and Repairs of Aircraft.

                  (i) During the effectiveness of this Agreement, the Grantor shall, at its expense, do or cause to be done each and all of the following:

                  (A) Maintain and keep the Aircraft in as good condition and repair as it is on the date of this Agreement, ordinary wear and tear excepted;

                  (B) Maintain and keep the Aircraft in good order and repair and airworthy condition in accordance with the requirements of each of the manufacturers' manuals and mandatory service bulletins and each of the manufacturers' nonmandatory service bulletins which relate to airworthiness;

                  (C) Replace in or on the Airframe, any and all Engines, parts, appliances, instruments or accessories which may be worn out, lost, destroyed or otherwise rendered unfit for use; and

                  (D) Without limiting the foregoing, cause to be performed, on all parts of the Aircraft, all applicable mandatory Airworthiness Directives, Federal Aviation Regulations, Special Federal Aviation Regulations, and manufacturers' service bulletins relating to airworthiness, the compliance date of which shall occur during the term of this Agreement.

                  (ii) The Grantor shall be responsible for all required inspections of the Aircraft and licensing or re-licensing of the Aircraft in accordance with all applicable FAA and other governmental requirements. The Grantor shall at all times cause the Aircraft to have, on board and in a conspicuous location, a current Certificate of Airworthiness issued by the FAA.

                  (iii) All inspections, maintenance, modifications, repairs, and overhauls of the Aircraft (including those performed on the Airframe, the Engines, and/or any components, appliances, accessories, instruments, or equipment) shall be performed by personnel authorized by the FAA to perform such services.

                  (iv) If any Engine, component, appliance, accessory, instrument, equipment or part of the Aircraft shall reach such a condition as to require overhaul, repair or replacement, for any cause whatever, in order to comply with the standards for maintenance and other provisions set forth in this Agreement, the Grantor may:

                  (A) Install on the Aircraft such items of substantially the same type in temporary replacement of those then installed on the Aircraft, pending overhaul or repair of the unsatisfactory item; provided, however, that such replacement items must be in such a condition as to be permissible for use upon the Aircraft in accordance with the standards for maintenance and other provisions set forth in this Agreement; provided further, however, that the Grantor must, at all times, retain unencumbered title to any and all items temporarily removed; or

            (B) Install on the Aircraft such items of substantially the same type in permanent replacement of those then installed on the Aircraft; provided, however, that such replacement items must be in such condition as to be permissible for use upon the Aircraft in accordance with the standards for maintenance and other provisions set forth in this Agreement; provided further, however, that the Grantor must first comply with each of the requirements of clause (v) hereinbelow.

            (v) In the event that during the effectiveness of this Agreement, the Grantor shall be required or permitted to install upon the Airframe or any Engine, components, appliances, accessories, instruments, engines, equipment or parts in permanent replacement of those then installed on the Airframe or such Engine, the Grantor may do so provided that, in addition to any other requirements provided for in this Agreement:

            (A) The Collateral Agent is not divested of its security interest in and Lien upon any item removed from the Aircraft and that no such removed item shall be or become subject to the lien or claim of any person, unless and until such item is replaced by an item of the type and condition required by this Agreement, title to which, upon its being installed or attached to the Airframe, is validly vested in the Grantor, free and clear of any liens and/or claims, of any kind or nature, of any person other than the Collateral Agent;

            (B) The Grantor's title to every substituted item shall immediately be and become subject to the security interest and Lien of the Collateral Agent, and each of the provisions of this Agreement, and each such item shall remain so encumbered and so subject unless it is, in turn, replaced by a substitute item in the manner permitted herein;

            (C) If an item is removed from the Aircraft and replaced in accordance with the requirements of this Agreement, and if the substituted item satisfies the requirements of this Agreement, including the terms and conditions of clauses (A) and (B) hereinabove, then the item which is removed shall thereupon, and only thereupon, be free and clear of the security interest and Lien of the Collateral Agent.

            (vi) In the event that any Engine, component, appliance, accessory, instrument, equipment or part is installed upon the Airframe, and is not in substitution for or in replacement of an existing item, such additional item shall be considered as an accession to the Airframe.

            (m) Aircraft Registration. The Grantor is the registered owner of the Aircraft pursuant to a proper registration under the Federal Aviation Act of 1958, as amended (the "Act"), and the Grantor qualifies in all respects as a "citizen of the United States" as defined in Section 101(16) of the Act and the Grantor shall, so long as this Agreement remains in full force and effect, maintain the registration of the Aircraft with the FAA in its name and shall remain a "citizen of the United States" as defined in Section 101(16) of the Act.

      SECTION 14 VOTING RIGHTS; DIVIDENDS; ETC.

            (a) Upon Event of Default. So long as no Event of Default shall have occurred which has not been waived in accordance with the provisions of the Third Amended and Restated Credit Agreement:

            (i) the Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof owned by it for any purpose not inconsistent with the terms of this Agreement or the Third Amended and Restated Credit Agreement; provided, however, that the Grantor shall not exercise or shall refrain from exercising any such right if, in the Collateral Agent's judgment, such action or inaction would have a material adverse effect on the value of the Security Collateral or any part thereof; and, provided, further, that the Grantor shall give the Collateral Agent at least five (5) days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; and

            (ii) the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights that they are entitled to exercise pursuant to paragraph (i) above.

            (b) After Event of Default. Upon the occurrence of an Event of Default, and after notice to the Grantor by the Collateral Agent, all rights of the Grantor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.


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

      SECTION 15 COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

            (a) Appointment of Collateral Agent. The Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as the Grantor's attorney-in-fact, with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to enforce its rights and remedies hereunder, including, without limitation:

            (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11 hereof;

            (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (iii) to receive, indorse, and collect any drafts or other instruments, documents and Chattel Paper, in connection with clauses (i) or (ii) above;

            (iv) following the occurrence of an Event of Default, to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

            (v) to receive, indorse and collect all instruments made payable to the Grantor representing any dividend, interest payment or other distribution in respect of the Security Collateral or any part thereof and to give full discharge for the same;

            (vi) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

            (vii) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral and to settle, compromise or adjust any suit, action or proceeding described in this Section 15 and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and

            (viii) to make any agreement with respect to or otherwise deal with, including, without limitation, leasing or chartering the Aircraft, and, after the occurrence of an Event of Default, to sell, transfer, or pledge, any of the Collateral as fully and completely as though the Collateral

      Agent were the absolute owner thereof for all purposes and to do, at the Collateral Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interests and liens therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

            (b) Ratification of Actions. The Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 15 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

            (c) Duties of Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its past, present or future officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

            (d) Additional Authority Upon Event of Default. The Grantor also authorizes the Collateral Agent, at any time or times after the occurrence of an Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Grantor in and under the Contracts hereunder and other matters relating thereto, and (ii) to execute, in connection with the sale provided for in Section 18 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

      SECTION 16 THE COLLATERAL AGENT.

      Under the May 1994 Security Agreement and the Amended and Restated Security Agreement, the Existing Bank Lenders and the Northwestern Lenders, among others, originally appointed Continental Bank as Collateral Agent. Pursuant to that certain Appointment of Successor Collateral Agent under Security Agreements, effective as of November 21, 1994, Society was appointed as successor Collateral Agent to Continental Bank. The Collateral Agent acts with the authorization of and at the direction of the Required Lenders, as more fully described in the Third Amended and Restated Credit Agreement and the Intercreditor Agreement. Except as set forth in Section 6 hereof, the Collateral Agent shall only release its Lien on Collateral as authorized and directed in writing by the Required Lenders. The Collateral Agent is authorized by the Lenders to, among other things, execute in its capacity as Collateral Agent for the Lenders, the Sweep Agreements and the Cash Collateral and Account Maintenance Agreement.

            (a) Neither the Collateral Agent nor any of its past, present or future directors, agents, officers, employees or attorneys shall be liable for any acts, omissions, errors of judgment or mistakes of fact or law made, taken or omitted to be made or taken in accordance with this Agreement or any Debt Documents (including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral), except for those arising out of or in connection with gross negligence or willful misconduct. Without limiting the foregoing, neither the Collateral Agent nor any of its past, present or future directors, officers, agents, employees or attorneys shall be responsible for, or have any duty to examine, ascertain, or inquire about (A) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (x) this Agreement, or (y) any document or instrument furnished pursuant to or in connection with this Agreement, including the Grantor's books and records, (B) the collectability of any amounts owed by the Grantor, (C) any recitals or statements or representations or warranties in connection with this Agreement or any of the Debt Documents, (D) any failure of any party to this Agreement or any Debt Documents or any Lender to receive any communication sent to the notice address specified in Section 23 hereof, or (E) the assets, liabilities, financial condition, result of operations, business or creditworthiness of the Grantor.

            (b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Grantor requests in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Grantor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

            (c) no provision of this Agreement shall require the Collateral Agent to extend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      SECTION 17 EVENTS OF DEFAULT.

      The occurrence of one or more of the following events shall constitute an " Event of Default" hereunder:

            (a) the Grantor shall fail or neglect to perform, keep or observe any of its agreements, covenants or obligations hereunder and such failure or neglect shall continue for ten (10) days after such performance or observance is due hereunder;

            (b) any statement, representation or warranty made by the Grantor is not true, correct, complete and accurate in any material respect when made;

            (c) an Event of Default as defined in any of the Debt Documents shall have occurred; or

            (d) the Grantor shall fail to deliver to the Collateral Agent the Sweep Agreements required pursuant to Section 4(f) hereof.

      SECTION 18 REMEDIES.

      After the occurrence of an Event of Default which has not been waived in accordance with the terms of the Third Amended and Restated Credit Agreement:

            (a)  Set-Off.

            (i) As additional security for the payment and performance of the Obligations, the Collateral Agent shall have a general right of set-off and banker's lien under applicable law against all of the Grantor's respective property and interests in property now or from time to time hereafter in the possession, custody or control of Society in any capacity or any of the Co-Agents including without limitation, the Mandatory Bank Accounts, or any other Deposit Account of any type maintained from time to time by the Grantor with the Collateral Agent or any other Lender. The Collateral Agent may, and is hereby authorized by the Grantor to, at any time and from time to time, to the fullest extent permitted by Applicable Law, without advance notice to the Grantor (any such notice being expressly waived by the Grantor), set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by the Collateral Agent or any Lender to or for the credit or the account of the Grantor against any or all of the Obligations of the Grantor now or hereafter existing whether or not such Obligations have matured and irrespective of whether or not Collateral Agent has exercised any other rights that it has or may have with respect to such Obligations, including, without limitation, any acceleration rights.

            (ii) Notwithstanding the introduction to this Section 18 to the contrary, both before and after an Event of Default, the Grantor agrees to immediately notify the Collateral Agent whenever any third party obtains or asserts any interest in any Collateral Lockbox Account, Mandatory Bank Account or Permitted Bank Account.

            (iii) The Collateral Agent agrees to promptly notify the Grantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Collateral Agent shall not be liable to any Person for failure to give any such notice. The rights of the Collateral Agent under this Section 18(a) are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent may have.

            (b) Rights and Remedies. The Collateral Agent shall, in addition to other rights and remedies provided for herein or otherwise available to it, have all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and may, upon direction of the Required Lenders, (i) exercise any and all rights and remedies of the Grantor in respect of the Collateral provided, however, that with respect to that portion of the Collateral consisting of books and records, such exercise shall be consistent with the terms of the CXC Intercreditor Agreement, (ii) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent, (iii) occupy any premises owned or leased by the Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation and the Collateral Agent may exclude the Grantor, its agents, employees and servants therefrom, and having and holding the same may use, operate, manage and control the Collateral and conduct the business of the Grantor and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Collateral, or any part thereof or interest therein, all without prior notice to the Grantor, except as specifically provided in Section 18(b)(iv) below with respect to a formal public or private sale (including, without limitation, the right: to convert raw materials inventory to work-in-process inventory; to convert work-in-process inventory to finished goods inventory; to order, procure and purchase all materials, goods and other items necessary in connection with any such conversions; to sell finished goods inventory in the ordinary course of the Grantor's business and otherwise; to complete any goods; to fill and ship in accordance with then existing purchase orders; to solicit orders; and to do all such things and acts as the Collateral Agent deems necessary or desirable in order to maximize the value of the Grantor's business or the Collateral) and upon every such entry, the Collateral Agent, at the expense of the Grantor, from time to time, either by purchase, repairs or construction, may maintain and restore Collateral, may complete the construction of improvements thereon and, in the course of such completion, may make such changes in the contemplated improvements and collateral as is deemed desirable and may insure the same; and likewise, from time to time, at the expense of the Grantor, the Collateral Agent may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as may seem advisable, and in every such case shall have the right to manage and operate the Collateral and to carry on the business thereof and exercise all rights and powers of the Grantor with respect thereto in the name or names of any of the Grantor or otherwise as is deemed appropriate, after deducting the expenses of conducting the business thereof and of all maintenance, repairs, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior insurance and prior or other property charges upon the Collateral, the Grantor's business or any part thereof, as well as just and reasonable compensation for its services and for all attorneys, counsel, agents, clerks, servants and other employees by it engaged and employed, shall apply the moneys arising as aforesaid pursuant to the provisions of this Agreement (nothing contained herein shall be construed to impose upon the Collateral Agent any obligation to preserve or protect the Collateral or the Grantor's business following the occurrence of an Event of Default), and (iv) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least five (5) days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (c) Treatment of Payments. All payments received by the Grantor in connection with any Collateral or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, and shall be segregated from other funds of the Grantor and shall be forthwith deposited into a Collateral Lockbox Account designated by the Collateral Agent from time to time in the same form as so received (with any necessary indorsement).

            (d) Disposition of Payments. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Obligations and termination in writing by the Lenders of each of the Third Amended and Restated Credit

Agreement and each of the Debt Documents shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

      SECTION 19 INDEMNITY AND EXPENSES.

            (a) Indemnification. The Grantor agrees to indemnify the Collateral Agent, the Co-Agents and each of the Lenders from and against any and all claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, disbursements and liabilities of any kind or nature whatsoever arising out of, relating to or resulting from this Agreement (including, without limitation, enforcement of this Agreement and the establishment and maintenance from time to time of Collateral Lockbox Accounts at banks other than the Collateral Agent) or any action taken or omitted by any such indemnified person in connection herewith, except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct.

            (b) Reimbursement of Expenses. The Grantor shall reimburse the Collateral Agent on demand for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Collateral Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under this Agreement, the Third Amended and Restated Credit Agreement and the Debt Documents, regardless of whether any suit is filed, including, without limitation, all costs and expenses incurred in checking, retaking, holding, handling, preparing for sale and selling or otherwise disposing of any and all Collateral and the establishment and maintenance from time to time of Collateral Lockbox Accounts at banks other than the Collateral Agent's bank. The Grantor's reimbursement obligations hereunder shall be part of the Obligations, shall bear interest at the interest rate determined in accordance with Section 2.4(a) of the Third Amended and Restated Credit Agreement from the date incurred until paid in full, and shall be secured by the Collateral and enjoy the benefits of this Agreement, notwithstanding that such obligations may cause the principal balance of the unpaid Loans (as defined in the Third Amended and Restated Credit Agreement) and the Notes to exceed the face amount of the Notes. In the event the Grantor shall fail to pay all amounts reimbursable hereunder within ten (10) days after demand therefor, the same shall constitute an Event of Default, and, from and including the tenth (10th) day after demand for payment, the amount owing under this paragraph (b) shall bear interest at the interest rate determined in accordance with Section 2.4(c) of the Third Amended and Restated Credit Agreement. The Grantor's reimbursement obligations hereunder shall survive the repayment of the Obligations.

            All obligations provided for in this Section 19 shall survive termination of this Agreement and the replacement of the Collateral Agent under
Section 16(k) or Section 16(l) hereof.





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

      SECTION 20 SECURITY INTEREST ABSOLUTE.

      All rights of the Collateral Agent and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

            (a) any lack of validity or enforceability of any of the terms of this Agreement or any of the Debt Documents or other agreements, writings, documents or instruments relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from any of the terms of this Agreement or any of the Debt Documents;

            (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any of the terms of this Agreement or any of the Debt Documents;

            (d) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for any or all of the Obligations; or

            (e) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor, any guarantor of the Obligations or any third party grantor of a security interest.

      SECTION 21 REGISTRATION RIGHTS.

      If the Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Shares pursuant to Section 18 hereof, the Grantor agrees that, upon request of the Collateral Agent, the Grantor will, at its own expense:

            (a) execute and deliver, and cause each issuer of the Pledged Shares contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Security Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

            (b) use its best efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Security Collateral, as requested by the Collateral Agent;

            (c) use its best efforts to cause each such issuer to make available to its security holders, as soon as practicable, an earning statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

            (d) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Security Collateral or any part thereof valid and binding and in compliance with applicable law.

The Grantor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent and each Lender by reason of the failure by the Grantor to perform any of the covenants contained in this
Section 21 and, consequently, agree that, if the Grantor shall fail to perform any of such covenants, the Grantor shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with this Section 21 in addition to any other amounts otherwise payable to the Collateral Agent pursuant to the terms of this Agreement.

      SECTION 22 AMENDMENTS; ETC.

      No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent upon the direction of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 23 NOTICES.

      Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication (a "Notice") shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party a Notice with respect to this Agreement, each such Notice shall be in writing and shall be delivered in person with receipt acknowledged, sent by nationwide commercial courier service (such as Federal Express), or telecopied (with a copy also mailed by registered or certified mail), or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            (a) If to the Grantor, to it at:

                          LDI Corporation
                          4770 Hinckley Industrial Parkway
                          Cleveland, Ohio  44109
                          Telecopier: (216) 485-4811
                          Attention:  Chief Executive Officer

                          with a copy to:

                          LDI Corporation
                          4770 Hinckley Industrial Parkway
                          Cleveland, Ohio  44109
                          Telecopier: (216) 485-4811
                          Attention:  Legal Department

            (b) If to the Collateral Agent, to it at:

                          Society National Bank
                          127 Public Square
                          Cleveland, Ohio  44114
                          Telecopier:  (216) 689-7991
                          Attention:  Loan Administration

                          with respect to all Notices other than a Notice to Release CXC Funds, Notice to Release Non-Recourse Lender Funds, Notice of Non-Recourse Financing, the revised Schedule IX referred to in Section 9(e) above and the update of Schedule VIII referred to in Section 10(d) above, with a copy to:

                          Calfee, Halter & Griswold
                          1400 McDonald Investment Center
                          800 Superior Avenue
                          Cleveland, Ohio  44114-2688
                          Telecopier:  (216) 241-0816
                          Attention:  Thomas A. Cicarella, Esq.

            (c) If to the Lenders, to them at their respective addresses in accordance with Section 10.2 of the Third Amended and Restated Credit Agreement.

or at such other address as may substituted by Notice given as herein provided. The giving of any Notice required hereunder may be waived in writing by the party entitled to receive such Notice. Every Notice hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or upon receipt by the party to whom the Notice is addressed, if sent by telecopy transmission, or three (3) business days after the same shall have been deposited in the United States mail, or the first business day after timely delivery to the courier service, if sent by nationwide commercial courier service. Failure or delay in delivering copies of any Notice to the persons





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

designated above to receive copies thereof shall in no way adversely affect the effectiveness of such Notice.

      SECTION 24 CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.

      This Agreement has created and continues to create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations and termination of the Third Amended and Restated Credit Agreement and all of the Debt Documents as evidenced by written statements of the Lenders, (b) be binding upon the Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent for the benefit of the Co-Agents, the Administrative Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted by the Third Amended and Restated Credit Agreement any Lender may assign or otherwise transfer any note or other instrument held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the payment in full of the Obligations and termination of the Third Amended and Restated Credit Agreement and each of the Debt Documents as evidenced by written statements of the Lenders, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Collateral Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

      SECTION 25 GOVERNING LAW; TERMS; WAIVER OF DEFAULTS.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Ohio without regard to principles of conflict of law. This Agreement is submitted to the Grantor in Cleveland, Ohio, and shall be deemed to have been delivered thereat. Unless otherwise defined herein, terms used in Article 9 of the Uniform Commercial Code as in effect in the State of Ohio are used herein as therein defined.

      SECTION 26 REINSTATEMENT.

      This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      SECTION 27 INTERPRETATION.

            (a) Incorporation of Recitals. The preamble and each of the Recitals hereto shall be considered as part of this Agreement and, accordingly, each is hereby incorporated herein.

            (b) Headings; Language. The section and paragraph headings contained in this Agreement are solely for the purpose of reference and shall not affect the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their common intent and no rule of strict construction shall be applied against any of the parties.

            (c) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            (d) No Waiver; Cumulative Remedies. Neither the Collateral Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise or any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

            (e) Conflicts or Inconsistency. A conflict or inconsistency, if any, between the terms and provisions of this Agreement and the terms and provisions of the Third Amended and Restated Credit Agreement shall be controlled by the terms and provisions of the Third Amended and Restated Credit Agreement to the extent of such conflict or inconsistency; provided, however, that in the event of any conflict or inconsistency between the terms and provisions of this Agreement, the Third Amended and Restated Credit Agreement and the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control to the extent of such conflict or inconsistency.

            (f) Execution in Counterparts; Amendment and Restatement. This Agreement may be executed by the parties hereto in several counterparts, each of which, when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. This Agreement is an amendment and restatement of the Amended and Restated Security Agreement and is intended to, and does, continue unimpaired and uninterrupted all Liens and security interests granted by the Grantor thereunder and under the May 1994 Security Agreement, as amended hereby.

      SECTION 28 WAIVER OF JURY TRIAL.

      THE COLLATERAL AGENT, EACH OF THE CO-AGENTS, EACH OF THE LENDERS AND THE GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY DEBT DOCUMENT OR ANY COURSES OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT, EACH OF THE CO-AGENTS, THE LENDERS OR THE GRANTOR. THE GRANTOR WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE GRANTOR AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE GRANTOR AT THE ADDRESSES PROVIDED IN SECTION 23 ABOVE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAIL, POSTAGE PREPAID. THE GRANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS THE GRANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS RELATING TO THIS AGREEMENT OR ANY OF THE DEBT DOCUMENTS WITHIN THE STATE OF OHIO. THE GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT AND EACH DEBT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT, EACH OF THE CO-AGENTS AND EACH OF THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH DEBT DOCUMENT.

      SECTION 29 RELEASE.

      The Grantor does hereby release and discharge the Collateral Agent, the Co-Agents and each of them, the Lenders and each of them, and each of their respective shareholders, agents, servants, employees, directors, officers, attorneys, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting on its behalf ("Release Parties") of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of actions whatsoever, that the Grantor has, had or will have, or claims to have, against any of the Release Parties as of the date the Grantor executes this Agreement and whether known or unknown at the time of this release, and of every nature and extent whatsoever on account of or in any way, direct or indirect, touching, concerning, arising out of or founded upon this Agreement, the Amended and Restated Security Agreement or any Debt Document.

                           [Signature pages to follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.


                                        LDI CORPORATION, Grantor


                                        By:
                                           ---------------------------------
                                        Title:
                                              ------------------------------


                                        SOCIETY NATIONAL BANK, as Collateral
                                        Agent



                                        By:
                                           ---------------------------------
                                        Title:
                                              ------------------------------

STATE OF OHIO             )
                          ) ss:
COUNTY OF CUYAHOGA        )


            The foregoing instrument was acknowledged before me this 21st day of July, 1995, by Floyd S. Robinson, President of LDI Corporation, a Delaware corporation, on behalf of the corporation.



                                            ------------------------------
                                            Notary Public



STATE OF OHIO             )
                          ) ss:
COUNTY OF CUYAHOGA        )


            The foregoing instrument was acknowledged before me this 21st day of July, 1995, by Terry A. Graffis, Vice President of Society National Bank, a national banking association, on behalf of the corporation.



                                            ------------------------------
                                            Notary Public

                                   SCHEDULE I

                             MANDATORY BANK ACCOUNTS


Mandatory Bank Accounts are those designated as "Mandatory" on Schedule VI hereto.

                                   SCHEDULE II

                             PERMITTED BANK ACCOUNTS


Permitted Bank Accounts are those designated as "Permitted" on Schedule VI hereto.

                                  SCHEDULE III

                        SPECIAL PERMITTED BANK ACCOUNTS



Special Permitted Bank Accounts are those designated as "Special" on Schedule VI hereto.

                                  SCHEDULE IV

                             INTELLECTUAL PROPERTY


None

                                   SCHEDULE V

                          PLEDGED SHARES/PLEDGED DEBT

                                  SCHEDULE VI

                                 BANK ACCOUNTS


 Name and Address     Mailing Address                             Type of
    of Bank             of Account          Account Number        Account
 ----------------     ---------------       --------------        -------

                                  SCHEDULE VII

                              GRANTOR'S LOCATIONS

                                 SCHEDULE VIII

                             LOCATION OF COLLATERAL


The locations of the Collateral are as set forth on Schedule IX hereto as updated and filed with the Collateral Agent from time to time.

                                   SCHEDULE IX

                                     LEASES


The information required by Schedule IX is on file with the Collateral Agent.

                                   SCHEDULE X

                              AIRCRAFT AND ENGINES

                                   Airframes




The following aircraft:

                                     Manufacturer's              United States
Manufacturer              Model Serial No.                    Registration No.
------------              ----------------                    ----------------
McDonnell Douglas         DC-9-32       47281                       N 17533
McDonnell Douglas         DC-9-32       47218                       N 12538

                                     Engines

The following engines, each engine having 750 or more rated takeoff horsepower or the equivalent thereof:


                                                                    Manufacturer's
Manufacturer                                        Model        Serial No.
------------                                       -------       ----------
1.  Pratt & Whitney                                JT8D-9A              666960
2.  Pratt & Whitney                                JT8D-9A              657191
3.  Pratt & Whitney                                JT8D-9A              666693
4.  Pratt & Whitney                                JT8D-9A              656906

                                    EXHIBIT I


                    FORM OF COLLATERAL LOCKBOX ACCOUNT LETTER


                                                               ___________, 1995

Terry A. Graffis, Vice President
Society National Bank
as Collateral Agent
127 Public Square
5th Floor
Cleveland, Ohio  44115

Gentlemen:

            (a) The undersigned, _____________________ ("Bank"), recognizes that Society National Bank is the collateral agent (the "Collateral Agent") under that certain Second Amended and Restated Security Agreement, dated as of ___________, 1995, as the same may be amended, modified, supplemented or restated (the "Security Agreement"), by and between, LDI Corporation, a Delaware corporation (the "Grantor"), and the Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement.

            (b) Grantor has requested that, as an accommodation to Grantor, certain of the Collateral Lockbox Accounts be established and maintained at Bank. The Collateral Agent and Bank are willing to grant such request provided that the Grantor, Bank and Collateral Agent agree to the terms set forth herein and execute this Agreement. The Collateral Agent hereby appoints Bank as Collateral Agent's agent and pledgee-in-possession for the Account (as defined in paragraph (c) below) and all funds, monies, accounts, cash and other items from time to time deposited in such Account and Bank by its execution and delivery of this Collateral Lockbox Account Letter accepts such appointment.

            (c) Bank hereby confirms and acknowledges to the Collateral Agent that (i) the Collateral Lockbox Account bearing account number ____________ (the "Account") has been established at Bank, (ii) the Account is in the name of the Collateral Agent and the Collateral Agent has the exclusive dominion and control over the Account and all funds and monies from time to time therein, (iii) to the best of Bank's knowledge, no party other than the Collateral Agent claims a Lien on the Account, and (iv) Bank has marked its books and records to indicate the Collateral Agent's exclusive dominion and control over the Account and all funds and monies from time to time therein, and (v) the Account is a "Collateral Lockbox Account" as defined in the Security Agreement.

            (d) Bank hereby confirms and acknowledges that Bank has no rights with respect to the Account and Bank agrees not to take any action with respect to the Account except as specifically directed in writing by the Collateral Agent.

            (e) Bank further agrees that it will not exercise or claim any right of offset against the Account and hereby waives and assigns to the Collateral Agent any and all liens, claims, demand or rights of setoff or offset of any kind whatsoever which Bank may now or hereafter have in any of the monies and/or funds deposited in the Account.

            (f) The Collateral Agent shall at all times have full and irrevocable right, power and authority, to demand, collect, withdraw, receipt for or sue for all amounts due or to become due and payable under the Account and, at the Collateral Agent's discretion, to take any other action, including the transfer of the Account to any institution designated by the Collateral Agent.

            (g) In accordance with Section 3.6 of the Intercreditor Agreement, Bank hereby acknowledges that it shall be liable to any person for losses or damages incurred by any person as a result of its' or its' agents', nominees' or attorneys'-in-fact gross negligence or willful misconduct with respect to this Agreement or with respect to the Account as and to the extent the Collateral Agent would be liable for such losses or damages if the actions or omissions of such agents, nominees or attorneys-in-fact constituting such gross negligence or willful misconduct had been actions or omissions of the Collateral Agent.

            (h) The Grantor hereby agrees to indemnify and hold harmless each of Bank and the Collateral Agent from and against any and all claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, disbursements and liabilities of any kind or nature whatsoever not resulting from the Bank's or the Collateral Agent's gross negligence or willful misconduct and agrees to reimburse each of Bank and the Collateral Agent for any costs, fees and expenses (including, without limitation, reasonable fees and expenses of in-house or outside counsel) against any and all such claims or liability arising out of or in any way relating to the establishment and/or maintenance of the Account at Bank.

            (i) The Collateral Agent agrees to pay Bank's fees, costs and expenses in connection with the establishment and maintenance of the Account.

            (j) Notwithstanding any other provision in this Agreement, Bank shall not be required to take any action with respect to the Account (including the transfer of funds) to the extent such action is then prohibited by statute, regulation or legal process binding on Bank.

            (k) This Agreement may not be amended or modified or supplemented without the prior written consent of all parties.

                                           [BANK]

                                           By:
                                              -------------------------------
                                           Its:
                                               ------------------------------


                                           LDI CORPORATION

                                           By:
                                              -------------------------------
                                           Its:
                                               ------------------------------



LDI COMPUTER RENTALS, INC.


By:
   -------------------------------
Its:
    ------------------------------


The foregoing is hereby accepted and agreed to:

SOCIETY NATIONAL BANK,
in its capacity as Collateral Agent

By:
   -------------------------------
Its:
    ------------------------------

                                   EXHIBIT II

                      FORM OF NOTICE TO RELEASE CXC FUNDS

                          [LDI CORPORATION LETTERHEAD]

                          NOTICE TO RELEASE CXC FUNDS

            This Notice to Release CXC Funds ("Notice") is delivered pursuant to that certain Second Amended and Restated Security Agreement dated as of ____________, 1995, by and between Society National Bank, in its capacity as Collateral Agent thereunder, and LDI CORPORATION, defined as the Grantor thereunder (the "Security Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

            Pursuant to Section 6(a) of the Security Agreement, this Notice will serve as the written notice and certification by the Grantor to the Collateral Agent that the Collateral Agent previously received monies or monies were deposited into a Collateral Lockbox Account constituting Collections (as defined in the CXC Intercreditor Agreement) or proceeds of any Transferred Lease Receivable, Related Security (as defined in the CXC Intercreditor Agreement) or CXC Equipment Collateral, and such monies constitute collected funds which either (i) are held in a Collateral Lockbox Account, or (ii) have been applied in reduction of the Obligations and to the extent new funds have not been subsequently advanced to the Grantor, as follows:

            Collections: $______________________________________________
            Proceeds of Transferred Lease Receivable: $_________________ Proceeds of Related Security: $_____________________________
            Proceeds of CXC Equipment Collateral: $_____________________

            The Grantor hereby authorizes and directs the Collateral Agent to deliver such monies (a) prior to the occurrence of an Event of Default to the Grantor for delivery to the CXC Agent by depositing such monies into the General Non-Recourse Lender Account, and (b) after the occurrence of an Event of Default which has not been waived in accordance with the terms of the Third Amended and Restated Credit Agreement, to the CXC Agent by wire transfer in accordance with the following wire instructions:

            Bank Name:__________________________________________________
            ABA Number:_________________________________________________
            Account Name:_______________________________________________
            Account Number:_____________________________________________
            Attn:_______________________________________________________

      The undersigned, ______________________________, hereby certifies that [s]he is an Authorized Signatory.


            WITNESS MY HAND this __ day of __________, 199__.


                                                   LDI CORPORATION, as Grantor

                                                   BY:________________________
                                                   TITLE:_____________________

Acknowledged and Agreed
LDI COMPUTER RENTALS, INC.


By:_________________________
Its:________________________

                                   EXHIBIT III

               FORM OF NOTICE TO RELEASE NON-RECOURSE LENDER FUNDS

                          [LDI CORPORATION LETTERHEAD]

                   NOTICE TO RELEASE NON-RECOURSE LENDER FUNDS

      This Notice to Release Non-Recourse Funds ("Notice") is delivered pursuant to that certain Second Amended and Restated Security Agreement dated as of ___________, 1995, by and between Society National Bank, in its capacity as Collateral Agent thereunder, and LDI CORPORATION, defined as the Grantor thereunder (the "Security Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

      Pursuant to Section 6(b) of the Security Agreement, this Notice will serve as the written notice and certification by the Grantor to the Collateral Agent that the Collateral Agent previously received monies or monies were deposited into a Collateral Lockbox Account which constitute Excluded Collateral and such monies constitute collected funds which either (i) are held in a Collateral Lockbox Account, or (ii) have been applied in reduction of the Obligations and to the extent new funds have not been subsequently advanced to the Grantor, as follows:

      Description of Excluded Collateral:_______________________________________
      Amount:$__________________________________________________________________
      Non-Recourse Lender:______________________________________________________

      The Grantor hereby authorizes and directs the Collateral Agent to deliver such monies (a) prior to the occurrence of an Event of Default to the Grantor for delivery to the appropriate Non-Recourse Lender by depositing such monies into the General Non-Recourse Lender Account [Non-Intercreditor Account?], and
(b) after the occurrence of an Event of Default which has not been waived in accordance with the terms of the Third Amended and Restated Credit Agreement, to the applicable Non-Recourse Lender by wire transfer in accordance with the following instructions:

      Bank Name:________________________________________________________________
      ABA Number:_______________________________________________________________
      Account Name:_____________________________________________________________
      Account Number:___________________________________________________________
      Attn:_____________________________________________________________________

      The undersigned, ______________________________, hereby certifies that [s]he is an Authorized Signatory.


            WITNESS MY HAND this __ day of __________, 199__.

                                                   LDI CORPORATION, as Grantor

                                                   BY:________________________
                                                   TITLE:_____________________

Acknowledged and Agreed
LDI COMPUTER RENTALS, INC.


BY:_________________________
TITLE:______________________

                                   EXHIBIT IV


                                     FORM OF
                             NOTICE OF NON-RECOURSE
                                    FINANCING

                          [LDI CORPORATION LETTERHEAD]



                        NOTICE OF NON-RECOURSE FINANCING

      This Notice of Non-Recourse Financing ("Notice") is delivered pursuant to that certain Second Amended and Restated Security Agreement dated as of ____________, 1995 by and between Society National Bank, in its capacity as Collateral Agent thereunder, and LDI CORPORATION, defined as the Grantor thereunder (the "Security Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

      In the ordinary course of its business, the Grantor desires to sell and/or finance the Leases and related Collateral more fully described below and, in connection therewith, incur the Non-Recourse Debt more fully described below.

      Pursuant to Section 6 of the Security Agreement, this Notice will serve as the written notice to the Collateral Agent of the proposed sale and/or financing, and the proposed incurrence of Non-Recourse Debt, described more fully below. This Notice is being delivered to the Collateral Agent at least one Business Day prior to the proposed incurrence of Non-Recourse Debt.

      Description of Lease and Schedules: (see attached Annex I)
                                         _______________________________________

      Length of Lease: (see attached Annex I)
                      __________________________________________________________

      Description of Underlying Inventory or Equipment: (see attached Annex I)
      __________________________________________________________________________

      Name of Non-Recourse Lender:
                                  ______________________________________________

      Address of Non-Recourse Lender:
                                     ___________________________________________

      Estimated Amount of Non-Recourse Funding: $
                                                 _______________________________


      The Grantor hereby requests that the Collateral Agent execute the accompanying [Release] [Subordination Agreement] which sets forth a complete description of the Collateral to be [released] [subordinated].

      The undersigned, ____________________, hereby certifies that [s]he is an Authorized Signatory. The Grantor certifies to the Collateral Agent and the Lenders that the proposed transaction described above constitutes Non-Recourse Debt, as defined in the Security Agreement. The Grantor further certifies that, as of the date hereof, no Event of Default or Default has occurred or will occur as a result of the consummation of the transactions contemplated herein.

            WITNESS MY HAND this day ________________ of ______________, 199  .

                                        LDI CORPORATION, as Grantor

                                        BY:
                                           -------------------------------------
                                        TITLE:
                                              ----------------------------------
Acknowledged and Agreed
LDI COMPUTER RENTALS, INC.



BY:
   ----------------------------------
TITLE:
      -------------------------------

                                    EXHIBIT V

                        FORM OF NON-RECOURSE DEBT RELEASE

      This Release, dated __________, 199_ is delivered pursuant to that certain Second Amended and Restated Security Agreement dated as of _____________, 1995, by and between Society National Bank, in its capacity as Collateral Agent thereunder, and LDI CORPORATION, defined as the Grantor thereunder (the "Security Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

      The Collateral Agent has previously received a Notice of Non-Recourse Financing dated _____________ from the Grantor stating that in the ordinary course of its business the Grantor desires to sell and/or finance the Leases and related Collateral more fully described below and, in connection therewith, incur the Non-Recourse Debt more fully described below. In connection therewith, the Grantor has requested that the Collateral Agent release its Lien on the Released Collateral, as defined below.

Description of Lease and Schedules:  (see attached Annex I)
                                     ___________________________________________

Length of Lease:  (see attached Annex I)
                  ______________________________________________________________

Description of Underlying Inventory or Equipment:  (see attached Annex I)
                                                   _____________________________

Name of Non-Recourse Lender:____________________________________________________

Address of Non-Recourse Lender:_________________________________________________

Estimated Amount of Non-Recourse Debt Financing: $______________________________

Estimated Amount of Non-Recourse Debt Financing to be Received by Grantor: $____________________________________________________

Estimated Amount of Non-Recourse Debt Financing to be Paid to Third Parties: $__________________________________________________

      Subject to the terms set forth in this Release and the Security Agreement, the Collateral Agent hereby releases the Lien of the Collateral Agent on the following described Collateral (collectively, the "Released Collateral"):

            (i) the Lease[s], described above, transferred by the Grantor to the Non-Recourse Lender, described above, on or about the date hereof (the "Transferred Lease[s]") and the Grantor's interest in the Transferred Lease[s];

            (ii) all security interests or liens, and property subject to such security interests or liens, and all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements from time to time granted by or entered into by the lessees or any other person (other than the Grantor) under the Transferred Lease[s] to secure or support the payment of the lessees' obligations under the Transferred Lease[s] the payment of the lessees' obligations under the including all UCC financing statements covering the Lessee Collateral;

            (iii) all of the Grantor's right, title and interest in the data processing, telecommunications, and other capital equipment leased by the Grantor as lessor which is subject to the Transferred Lease[s]; and

            (iv)  all Proceeds of the foregoing.

      This Release will become effective only upon receipt by the Collateral Agent of the full proceeds of the Non-Recourse Debt described above, minus the amount specified by the Grantor above to be paid to third parties, and (ii) consummation of the proposed incurrence of Non-Recourse Debt, within ten (10) days following the date of this Release, on the terms set forth in this Release and all annexes attached thereto.

      The Grantor hereby certifies that as of the date of this Release and as of the date that this Release becomes effective, no Default or Event of Default has occurred or will occur as a result of the consummation of the transactions contemplated herein.


SOCIETY NATIONAL BANK,                     LDI CORPORATION,
as Collateral Agent                        as Grantor

BY:                                        BY:
   -----------------------------              ---------------------------
TITLE:                                     TITLE:
      --------------------------                 ------------------------

Acknowledged and Agreed
LDI COMPUTER RENTALS, INC.


BY:
   -----------------------------
TITLE:
      --------------------------

                                   EXHIBIT VI



           [FORM OF CASH COLLATERAL AND ACCOUNT MAINTENANCE AGREEMENT]

                                   EXHIBIT VII

                         FORM OF SUBORDINATION AGREEMENT



      This Subordination Agreement ("Agreement") is entered into as of ______________, 199__, by and between the parties hereto in order to induce
______________________________ ("Lender") to make loans or extend credit to LDI Corporation, a Delaware corporation ("Borrower").

      Society National Bank, in its capacity as Collateral Agent for various financial institutions ("Collateral Agent"), hereby agrees for the benefit of, and covenants to, Lender as follows:

      1. The Borrower desires to obtain loans or credit from Lender in the amount and on the terms set forth in Exhibit A attached hereto (all obligations owing under the documents set forth in such Exhibit A being hereinafter referred to as "Secured Obligations"). Collateral Agent hereby acknowledges that Lender will not make loans or extend credit to Borrower unless Lender has a lien on or security interest in the property described on Exhibit B hereto, all replacements, additions or substitutions thereto and all proceeds (including, without limitation, any goods, chattel paper, documents, instruments or contract rights which constitute proceeds) thereof (collectively, the "Collateral"), which lien or security interest is prior in right to any lien or security interest granted to or held by Collateral Agent as provided in this Agreement.

      2. Subject to Section 11 hereof, all understandings, agreements, representations and warranties contained herein are solely for the benefit of the parties hereto, and there are no other parties (including, without limitation, Borrower) who are intended to be benefitted in any way by this Agreement.

      3. Nothing contained herein is intended to affect or limit in any way the lien or security interest that Lender or Collateral Agent has in any assets of Borrower, whether tangible or intangible, insofar as Borrower and third parties are concerned, and the parties hereto reserve all of their respective liens, security interests, rights, remedies and priorities as against Borrower and any such third party.

      4. Subject to Section 8 hereof, (a) Collateral Agent hereby subordinates any and all liens and security interests which it now has or may hereafter acquire in the Collateral to the liens and security interests Lender now has or may hereafter acquire in the Collateral; (b) Collateral Agent agrees that, so long as Lender has any Secured Obligations outstanding secured by the Collateral, Collateral Agent will not take any action to enforce its lien on or security interest in the Collateral, including, without limitation, giving notice of foreclosure, effecting foreclosure, taking possession of the Collateral or giving notice to obligors with respect to the Collateral of its lien or security interest thereon; (c) Collateral Agent agrees not to oppose, interfere with or otherwise attempt to prevent Lender from enforcing its lien on and security interest in the Collateral or otherwise realizing on the Collateral; and (d) at the request of Lender, Collateral Agent shall release any lien and security interest it has on the Collateral to facilitate the transfer or sale of the Collateral so long as the proceeds thereof are applied against Borrower's Secured Obligations to Lender which are secured by the Collateral and any excess is applied against indebtedness or other obligations secured by Collateral Agent's security interest in the Collateral.

      5. Subject to Section 8 hereof, (a) Collateral Agent agrees that Lender is entitled to all payments from the Collateral and all proceeds of the Collateral (including, without limitation, any payment by any lessee under any lease which is part of the Collateral) prior to payment thereof to the Collateral Agent, and
(b) Collateral Agent agrees that until all Secured Obligations of Borrower to Lender which are secured by the Collateral are paid in full, Collateral Agent shall not knowingly receive, accept or retain any direct or indirect payment from the Collateral or the proceeds thereof and if Collateral Agent receives any such payment at any time prior to the payment in full of the Secured Obligations (including, without limitation, any obligations accruing after any bankruptcy, insolvency or similar proceeding involving Borrower), Collateral Agent will promptly upon request by Lender (so long as such request is received within 60 days after such receipt of such payment by Collateral Agent) deliver such payment (or funds in the amount of such payment) to Lender.

      6. The subordination set forth herein shall remain in full force and effect, regardless of whether Lender or Collateral Agent (or any party for which Collateral Agent acts as agent) amends, extends, waives, supplements or otherwise modifies any of its agreements with Borrower. Lender may exercise or refrain from exercising any right or remedy against Borrower without affecting the subordination set forth herein.

      7. The subordination set forth herein is applicable irrespective of the time or order of attachment or perfection of any lien or security interest referred to herein, the time or order of filing of any financing statement, the acquisition of purchase money or other priority with respect to any such lien or security interest or the time of giving or the failure to give notice of the acquisition or expected acquisition of a purchase money or other security interest.

      8. The subordination provisions set forth herein shall be of no force or effect if and to the extent that Lender's lien on or security interest in the Collateral is finally determined to be avoidable in any bankruptcy, insolvency or similar proceeding involving Borrower.

      9. This Agreement is governed by, and shall be construed in accordance with, the laws of the State of Ohio.

      10. This Agreement may not be amended or otherwise modified except in a writing signed by Collateral Agent and Lender.

      11. This Agreement shall be binding upon and shall inure to the benefit of the successors and assignees of Lender and Collateral Agent.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                             , as Lender
                        ---------------------
                        By:
                           -----------------------------


                        SOCIETY NATIONAL BANK, in its
                        capacity as Collateral Agent

                        By:
                           -----------------------------
                        Its:
                            ----------------------------

Acknowledged and Agreed
LDI CORPORATION

By:
   -----------------------------
Its:
    ----------------------------

                                    EXHIBIT A

                               [Insert term sheet]

                                    EXHIBIT B

                       [Insert Description of Collateral]

                                  EXHIBIT VIII

                            FORM OF SWEEP AGREEMENT

                                                     ____________________, 1995

[Bank Name]
______________________
______________________
______________________
Attn:
     _________________

      Re: LDI Corporation, a Delaware corporation,
          (the "Borrower")
          ________________________________________

Gentlemen:

      1. Reference is made to the following agreements: (a) that certain Third Amended and Restated Credit Agreement dated as of ___________, 1995 by and among Society National Bank, National City Bank and Society National Bank as Co-Agents (the "Co-Agents"), the Borrower and the other commercial lending institutions which are signatories thereof (the "Lenders") (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"); and (b) that certain Second Amended and Restated Security Agreement dated as of _____________, 1995 by and between the Borrower and the Collateral Agent (as the same may be amended, modified or supplemented from time to time, the "Security Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Security Agreement.

      2. The Collateral Agent has been advised that the Borrower maintains the following deposit accounts with [Bank Name] at [Bank Address] ("[Bank Name]"):

         [Insert account numbers and types]

(collectively, all accounts and deposit accounts maintained at [Bank Name], whether now existing or hereafter established, are hereinafter referred to as the "[Bank Name] Accounts").

      3. As provided in the Security Agreement and to secure the Borrower's repayment and performance of the Obligations (as defined in the Security Agreement), the Borrower has granted to the Collateral Agent a continuing security interest in and Lien upon, among other things, all of the Borrower's right, title and interest in, to and under certain accounts and deposit accounts, including but not limited to the [Bank Name] Accounts, all cash, funds, monies and amounts required to be deposited in or deposited in, from time to time, the [Bank Name] Accounts, all interest, dividends, cash, instruments or other property from time to time received, receivable or otherwise earned (whether or not paid), distributed in respect of or in exchange for one or all of the foregoing and all certificates and instruments, if any, from time to time representing the [Bank Name] Accounts and such cash, funds, monies, amounts, interest, dividends or other property (collectively, the "Accounts").

      4. This letter constitutes irrevocable notice to [Bank Name], [in accordance with Section __ of the Uniform Commercial Code] of the Collateral Agent's first priority security interest in and Lien upon all of the Borrower's right, title and interest in, to and under the Accounts. [Bank Name], by its execution of this letter, acknowledges receipt of this letter and notice.

      5. In order to induce the Collateral Agent to approve [Bank Name] as the depository of the [Bank Name] Accounts, [Bank Name], by its execution of this letter in the space provided below, agrees:

         (a) that it waives any security interest, lien (banker's or otherwise) and/or right of setoff against any of the Accounts, other than the right to setoff fees, insufficient items and charge-backs, and as contained in paragraph 8 of this letter;

         (b) to continue to honor checks and other instruments for withdrawals from the Accounts issued by the Borrower, consistent with [Bank Name] normal banking practices, until such time as [Bank Name] receives written notice from the Collateral Agent at the written direction of the Required Lenders, to [Bank Name] at its office located at [Bank Address], stating that an Event of Default under the Credit Agreement has occurred and notifying [Bank Name] to cease permitting the Borrower to make withdrawals from any of the Accounts (a copy of which shall be sent by the Collateral Agent to the Borrower); thereafter, the Collateral Agent at the written direction of the Required Lenders may request and [Bank Name] shall comply with such request, that [Bank Name] by wire transfer of immediately available funds shall transfer to a Collateral Lockbox Account at such financial institution as the Collateral Agent shall designate in writing, any and all of the Borrower's cash, funds, monies, items and amounts in the [Bank Name] Accounts or otherwise in [Bank Name]'s possession and included in Accounts;

         (c) that upon receipt of such notice, [Bank Name] shall honor only such instructions for withdrawals as are given by the Collateral Agent, notwithstanding any inconsistent or conflicting instructions given to [Bank Name] by the Borrower, and that such notice and instructions can only be revoked by the Collateral Agent, but not by the Borrower; and

         (d) that, prior to [Bank Name]'s receipt of the notice referred to in paragraph 5(b) above, from time to time upon the request of the Borrower or the Collateral Agent at the written direction of the Required Lenders to [Bank Name], [Bank Name] shall by wire transfer of immediately available funds, transfer to a Collateral Lockbox Account at such financial institution as the Collateral Agent shall designate in writing (which account numbers and other material information shall be as specified at the end of this letter) all cash, funds, monies, items and amounts in the [Bank Name] Accounts or otherwise in [Bank Name]'s possession and included in Accounts, in excess of
      [$      ] in the aggregate.

      6. [Bank Name] represents and warrants to the Collateral Agent as follows:

         (a) that the only accounts the Borrower maintains at [Bank Name] are the [Bank Name] Accounts, and that the account numbers are as specified above;

         (b) that the [Bank Name] Accounts are held in the name of the Borrower only;

         (c) that each of the [Bank Name] Accounts is a deposit account;

         (d) that [Bank Name] has not received notice of any other lien or security interest in any of the Accounts; and

         (e) that the [Bank Name] Accounts are federally insured accounts and such FDIC insurance covers up to $100,000 in the aggregate, and the [Bank Name] Accounts have no penalty for immediate withdrawal.

      7. Neither the Collateral Agent, either Co-Agent nor any Lender shall be responsible for any charges incurred in connection with any of the Accounts. All charges incurred in connection with the Accounts will be payable by the Borrower. Notwithstanding the foregoing, after the Collateral Agent provides [Bank Name] with the notice referred to in paragraph 5(b) above, the Collateral Agent shall reimburse [Bank Name] for [Bank Name]'s reasonable expenses incurred in complying with the Collateral Agent's requests thereafter made under and pursuant to this letter to the extent that the Accounts are insufficient to reimburse such expenses and provided that the Collateral Agent's prior written consent is obtained by [Bank Name] prior to [Bank Name] incurring any material expenses it expects to be reimbursed by the Collateral Agent hereunder.

      8. The Borrower agrees to save and hold harmless, to defend and to indemnify, [Bank Name] against all actions, proceedings, claims, demands, losses, outlays, damages or expenses, including reasonable legal fees of [Bank Name]'s in-house or outside counsel, of every nature and character as may arise or be made against [Bank Name] in respect of [Bank Name] acting in accordance with this letter, or which it may in any way incur in defending or prosecuting, settling or discontinuing any such proceedings, actions, claims, damages, expenses or outlays, arising out of any act or omission of the Borrower. The Borrower and the Collateral Agent agree that [Bank Name] may setoff against the Accounts reasonable expenses [Bank Name] incurs in complying with and acting in accordance with the provisions of this letter, upon providing in writing a description of such expenses to the Borrower and the Collateral Agent.

      9. The Borrower hereby releases [Bank Name] from any liabilities, claims, damages, losses and outlays to the Borrower, of every nature and character as may arise or be made against [Bank Name] by or on behalf of the Borrower, directly or indirectly, related to actions taken by [Bank Name] at the direction of the Collateral Agent and pursuant to the terms of this letter, except for [Bank Name]'s gross negligence or willful misconduct, determined in such case by a non-appealable judicial order.

      10. Notwithstanding any other provision in this Agreement [Bank Name] shall not be required to take any action with respect to the [Bank Name] Accounts (including the transfer of funds) to the extent such action is then prohibited by statute, regulation or legal process binding on [Bank Name].

      11. The agreements contained in this letter will become effective immediately upon its execution by all of the parties and may not be amended without the express written consent of all parties.

                                               SOCIETY NATIONAL BANK,
                                               as Collateral Agent

                                               By:
                                                  --------------------------

                                               -----------------------------
                                               [Printed Name and Title]

                                               Society National Bank, Cleveland,
                                               Ohio, as Collateral Agent
                                               ABA #:
                                                     -----------------------
                                               Name of Account: LDI Corporation
                                               The Borrower's Account No is:

                                               -----------------------------

                                               LDI Corporation, a Delaware
                                               corporation

                                               By:
                                                  ------------------------------

                                               ---------------------------------
                                               [Printed Name and Title]

                                               Accepted and Agreed to as of
                                               [DATE]

                                               [Bank Name]

                                               By:
                                                  ------------------------------

                                               ---------------------------------
                                               [Printed Name and Title]